CREDIT AGREEMENT


                                      among


                            PENN-AMERICA GROUP, INC.,


                            THE LENDERS NAMED HEREIN,


                                       and


                           FIRST UNION NATIONAL BANK,
                                    as Agent


                       $25,000,000 Senior Credit Facility


                                   Arranged by
                          FIRST UNION CAPITAL MARKETS A
                    division of Wheat First Securities, Inc.


                         Dated as of September 28, 1998

                                TABLE OF CONTENTS

                                                                            Page

RECITALS.......................................................................1

                                    ARTICLE I

                                   DEFINITIONS

1.1      Defined Terms.........................................................1
1.2      Accounting Terms.....................................................21
1.3      Other Terms; Construction............................................21

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

2.1      Commitments..........................................................22
2.2      Borrowings...........................................................22
2.3      Disbursements; Funding Reliance; Domicile of Loans...................23
2.4      Notes................................................................24
2.5      Termination and Reduction of Commitments.............................24
2.6      Mandatory Payments and Prepayments...................................25
2.7      Voluntary Prepayments................................................26
2.8      Interest.............................................................26
2.9      Fees.................................................................28
2.10     Interest Periods.....................................................29
2.11     Conversions and Continuations........................................30
2.12     Method of Payments; Computations.....................................31
2.13     Recovery of Payments.................................................32
2.14     Use of Proceeds......................................................32
2.15     Pro Rata Treatment...................................................32
2.16     Increased Costs; Change in Circumstances; Illegality; etc............33
2.17     Taxes    ............................................................35
2.18     Compensation.........................................................37

                                   ARTICLE III

                                LETTERS OF CREDIT

3.1      Issuance.............................................................38
3.2      Notices..............................................................39
3.3      Participations.......................................................39
3.4      Reimbursement........................................................39
3.5      Payment by Loans.....................................................40
3.6      Payment to Lenders...................................................40

3.7      Obligations Absolute.................................................41
3.8      Cash Collateral Account..............................................42
3.9      Effectiveness........................................................43

                                   ARTICLE IV

                             CONDITIONS OF BORROWING

4.1      Conditions of Initial Borrowing......................................43
4.2      Conditions of All Borrowings.........................................46

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.1      Corporate Organization and Power.....................................47
5.2      Authorization; Enforceability........................................47
5.3      No Violation.........................................................48
5.4      Governmental and Third-Party Authorization; Permits..................48
5.5      Litigation...........................................................49
5.6      Taxes................................................................49
5.7      Subsidiaries.........................................................49
5.8      Full Disclosure......................................................49
5.9      Margin Regulations...................................................50
5.10     No Material Adverse Change...........................................50
5.11     Financial Matters....................................................50
5.12     Ownership of Properties..............................................52
5.13     ERISA    ............................................................52
5.14     Environmental Matters................................................52
5.15     Compliance With Laws.................................................53
5.16     Regulated Industries.................................................53
5.17     Insurance............................................................54
5.18     Material Contracts...................................................54
5.19     Reinsurance Agreements...............................................54
5.20     Labor Relations......................................................54
5.21     Year 2000 Compatibility..............................................55

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

6.1      Financial Statements.................................................55
6.2      Statutory Financial Statements.......................................56
6.3      Other Business and Financial Information.............................57
6.4      Corporate Existence; Franchises; Maintenance of Properties...........60
6.5      Compliance with Laws.................................................60
6.6      Payment of Obligations...............................................60

6.7      Insurance............................................................60
6.8      Maintenance of Books and Records; Inspection.........................60
6.9      Permitted Acquisitions...............................................61
6.10     Year 2000 Compatibility..............................................62
6.11     Deposit Relationship.................................................62
6.12     Further Assurances...................................................62

                                   ARTICLE VII

                               FINANCIAL COVENANTS

7.1      Leverage Ratio.......................................................63
7.2      Consolidated Net Worth...............................................63
7.3      Fixed Charge Coverage Ratio..........................................63
7.4      Risk-Based Capital Ratio.............................................63
7.5      Combined Net Premiums to Capital Ratio...............................63
7.6      Statutory Surplus....................................................64

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

8.1      Merger; Consolidation................................................64
8.2      Indebtedness.........................................................64
8.3      Liens................................................................66
8.4      Disposition of Assets................................................67
8.5      Investments..........................................................68
8.6      Restricted Payments..................................................69
8.7      Transactions with Affiliates.........................................70
8.8      Lines of Business....................................................70
8.9      Certain Amendments...................................................70
8.10     Limitation on Certain Restrictions...................................71
8.11     No Other Negative Pledges............................................71
8.12     Fiscal Year..........................................................71
8.13     Accounting Changes...................................................71
8.14     Reinsurance Agreements...............................................71

                                   ARTICLE IX

                                EVENTS OF DEFAULT

9.1      Events of Default....................................................73
9.2      Remedies: Termination of Commitments, Acceleration, etc..............75
9.3      Remedies: Set-Off....................................................76

                                    ARTICLE X

                                    THE AGENT

10.1     Appointment..........................................................76
10.2     Nature of Duties.....................................................76
10.3     Exculpatory Provisions...............................................77
10.4     Reliance by Agent....................................................77
10.5     Non-Reliance on Agent and Other Lenders..............................78
10.6     Notice of Default....................................................78
10.7     Indemnification......................................................78
10.8     The Agent in its Individual Capacity.................................79
10.9     Successor Agent......................................................79
10.10    Issuing Lender.......................................................80

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1     Fees and Expenses....................................................80
11.2     Indemnification......................................................80
11.3     Governing Law; Consent to Jurisdiction...............................82
11.4     Arbitration; Preservation and Limitation of Remedies.................83
11.5     Notices..............................................................84
11.6     Amendments, Waivers, etc.............................................84
11.7     Assignments, Participations..........................................85
11.8     No Waiver............................................................88
11.9     Successors and Assigns...............................................88
11.10    Survival.............................................................88
11.11    Severability.........................................................88
11.12    Construction.........................................................88
11.13    Confidentiality......................................................89
11.14    Counterparts; Effectiveness..........................................89
11.15    Disclosure of Information............................................89
11.16    Entire Agreement.....................................................89

                                    EXHIBITS

Exhibit A         Form of Note
Exhibit B-1       Form of Notice of Borrowing
Exhibit B-2       Form of Notice of Conversion/Continuation
Exhibit B-3       Form of Letter of Credit Notice
Exhibit C         Form of Compliance Certificate
Exhibit D         Form of Assignment and Acceptance
Exhibit E         Form of Opinion of Reed Smith Shaw & McClay LLP
Exhibit F         Form of Financial Condition Certificate




                                    SCHEDULES

Schedule 5.4      Consents and Approvals
Schedule 5.7      Subsidiaries
Schedule 5.18     Material Contracts
Schedule 5.19     Reinsurance Agreements
Schedule 8.2      Indebtedness
Schedule 8.3      Liens
Schedule 8.5      Investments
Schedule 8.7      Transactions with Affiliates
Schedule 8.8      Lines of Business

                                                                     Draft No. 6
                                                                         9/25/98



                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of the 28th day of September, 1998 (this "Agreement"), is made among PENN-AMERICA GROUP, INC., a Pennsylvania corporation with its principal offices in Hatboro, Pennsylvania (the "Borrower"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK ("First Union"), as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS

     A. The Borrower has requested that the Lenders make available to the Borrower a revolving credit facility in the aggregate principal amount of $25,000,000. The Borrower will use the proceeds of this facility for working capital and general corporate purposes, all as more fully described herein.

     B. The Lenders are willing to make available to the Borrower the credit facility described herein subject to and on the terms and conditions set forth in this Agreement.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

     "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more

Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

     "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition.

     "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin Percentage for Base Rate Loans as in effect at such time.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

     "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

     "Agent" shall mean First Union,  in its capacity as Agent  appointed  under
Article X, and its successors and permitted assigns in such capacity.

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented in accordance with its terms from time to time.

     "Annual Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

     "Applicable Margin Percentage" shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the Base Rate pursuant to Section 2.8 for purposes of determining the Adjusted Base Rate, (b) to be added to the LIBOR Rate pursuant to Section 2.8 for purposes of determining the Adjusted LIBOR Rate, and (c) to be used in calculating the commitment fee payable pursuant to Section 2.9(b), in each case as determined under the following matrix with reference to the Leverage Ratio:

                                                                                                 Applicable Margin
                                               Applicable Margin        Applicable Margin         Percentage for
                                                Percentage for           Percentage for             Unutilized
              Leverage Ratio                    Base Rate Loans            LIBOR Loans            Commitments Fee
              --------------                    ---------------            -----------            ---------------
   Greater than or equal to .30 to 1.0               0.50%                    1.50%                   0.325%
 Greater than or equal to .25 to 1.0 but
           less than .30 to 1.0                      0.25%                    1.25%                   0.275%
 Greater than or equal to .20 to 1.0 but
           less than .25 to 1.0                      0.00%                    1.00%                   0.225%
           Less than .20 to 1.0                      0.00%                    0.75%                   0.200%

On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans and the commitment fee payable pursuant to Section 2.9(b) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver the financial statements and a Compliance Certificate as required by Section 6.1(a) or Section 6.1(b), as the case may be, and Section 6.3(a), then at the election of the Required Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered (or the date of occurrence of such Default or Event of Default, as the case may be) to the date on which the same shall have been delivered (or such Default or Event of Default cured or waived, as the case may be), each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than or equal to 0.30 : 1.0 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal period of the Borrower beginning with the fiscal quarter ending September 30, 1998, the fifth (5th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with Section 6.1(a) or Section 6.1(b), as the case may be, of (i) financial statements as of the end of and for such fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period. Until the first Adjustment Date, each Applicable Margin Percentage shall be determined in accordance with the above matrix based upon the Leverage Ratio as set forth in the pro forma Covenant Compliance Worksheet required to be delivered pursuant to Section 4.1(k).

     "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any other Person (other than to the Borrower or to a Wholly Owned Subsidiary), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), excluding
(i) sales of investment assets in the ordinary course of business, (ii) sales and licenses of inventory and other assets in the ordinary course of business, and (iii) the sale or exchange of used or obsolete equipment to the extent the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment.

     "Assignee" shall have the meaning given to such term in Section 11.7(a).

     "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and the Borrower, in substantially the form of Exhibit D.

     "Authorized Officer" shall mean, with respect to any action specified herein, any officer of the Borrower duly authorized by resolution of the board of directors of the Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of the Borrower.

     "Available Dividend Amount" shall mean, with respect to any Insurance Subsidiary for any period of four consecutive fiscal quarters, the aggregate maximum amount of dividends that is or, if such period were a fiscal year, would be permitted by the Insurance Regulatory Authority of its jurisdiction of domicile, under applicable Requirements of Law (without the necessity of any consent, approval or other action of such Insurance Regulatory Authority involving the granting of permission or the exercise of discretion by such Insurance Regulatory Authority), to be paid by such Insurance Subsidiary to the Borrower or another Subsidiary of the Borrower in respect of such four-quarter period as if such period were a fiscal year (whether or not any such dividends are actually paid).

     "Bankruptcy Code" shall mean 11 U.S.C. ss.ss. 101 et seq., as amended from time to time, and any successor statute.

     "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

     "Borrower Margin Stock" shall mean shares of capital stock of the Borrower that are held by the Borrower or any of its Subsidiaries and that constitute Margin Stock.

     "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

     "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

     "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or Philadelphia, Pennsylvania are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

     "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

     "Cash  Collateral  Account"  shall have the  meaning  given to such term in
Section 3.8.

     "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's, (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's, (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

     "Closing Date" shall mean the first date (which may be prior to or concurrent with the date of the initial Borrowing hereunder) upon which the conditions set forth in Section 4.1 are satisfied or waived as provided herein.

     "CMOs" shall mean any security or certificate representing any interest or participation in a pool of Mortgage Backed Securities (it being understood that Mortgage Backed Securities themselves are not CMOs).

     "Combined Net Cash Flow" means, for any period, (i) the aggregate Net Income of the non-Insurance Subsidiaries for such period, plus (ii) the sum of depreciation expense, amortization (whether positive or negative) of intangible assets and other non-cash expenses, losses and charges reducing income, in each case to the extent taken into account in the calculation of such Net Income for such period, minus (iii) the sum of capital expenditures and all non-cash gains and other non-cash items taken into account in determining such Net Income for such period, plus (iv) any increase during such period in deferred taxes, minus
(v) any decrease during such period in deferred taxes. For purposes of this definition, "non-Insurance Subsidiaries" shall not include any Subsidiary of an Insurance Subsidiary.

     "Combined Net Premiums to Capital Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Combined Net Written Premiums for the four fiscal quarters ending on such date, to (ii) the Combined Statutory Capital and Surplus as of such date.

     "Combined Net Written Premiums" shall mean, for any period, the aggregate Net Written Premiums for all Insurance Subsidiaries for such period.

     "Combined Statutory and Capital Surplus" shall mean, at any time, the aggregate (without duplication) of Statutory and Capital Surplus of each Insurance Subsidiary at such time, after eliminating the effect thereupon of any transactions among the Insurance Subsidiaries.

     "Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to Section 11.7(b) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

         "Consolidated Indebtedness" shall mean, as of the last day of any fiscal quarter, the aggregate of all Indebtedness (whether or not reflected on the Borrower's or any Subsidiary's balance sheet) of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense of the Borrower and its Subsidiaries for such period in respect of Consolidated Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with GAAP,
(ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by the Borrower and its Subsidiaries during such period, and (iii) all commitment fees and other ongoing fees in respect of Consolidated Indebtedness (including the commitment fee provided for under Section 2.9(b) and the fees provided for under the Fee Letter) paid, accrued or capitalized by the Borrower and its Subsidiaries during such period.

     "Consolidated Net Income" shall mean, for any period, net income (or loss) for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" shall mean, as of any date of determination, the net worth of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP but (i) excluding any Disqualified Capital Stock and (ii) without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

     "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include (y) endorsements for collection or deposit in the ordinary course of business or (z) obligations entered into by an Insurance Subsidiary in the ordinary course of its business under insurance policies or contracts issued by it or to which it is a party, including reinsurance agreements (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder).

     "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit C.

     "Credit Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, any Hedge Agreement to which the Borrower and any Lender are parties and that is permitted or required to be entered into by the Borrower hereunder, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

     "Debt Issuance" shall mean the issuance or sale by the Borrower or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise.

     "Debt Service" shall mean, for any period, the aggregate (without duplication) of all principal and Consolidated Interest Expense paid or accrued by the Borrower and its Subsidiaries during such period in respect of Indebtedness (including, without limitation, the Loans).

     "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Disqualified Capital Stock" shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "Duff & Phelps" shall mean Duff & Phelps Rating Co., its successors and assigns.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

     "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company or other financial institution or fund that is (A) engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business, (B) has total assets in excess of $500,000,000, and (C) is not, and does not have a substantial interest in, an insurance company unless otherwise agreed to by the Borrower, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment, but excluding normal claims in the ordinary course of business pursuant to insurance policies written by an Insurance Subsidiary, the loss reserves for which are reflected in such Insurance Subsidiary's most recent Annual or Quarterly Statements.

     "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

     "Event of  Default"  shall have the  meaning  given to such term in Section
9.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Fair Market Value" shall mean, with respect to any Capital Stock of the Borrower given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

     "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" shall mean the amended and restated fee letter from First Union to the Borrower, dated September 25, 1998, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

     "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form of Exhibit F, together with the attachments thereto.

     "Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Borrower.

     "Fixed Charge Coverage Ratio" shall mean, as of the last day of any period of four consecutive fiscal quarters (the "Measurement Period"), the ratio of:

          (i) the sum (without duplication) of (w) the Available Dividend Amount for the Measurement Period for the Insurance Subsidiaries, other than each Insurance Subsidiary that is a Subsidiary of another Insurance Subsidiary, plus (x) the Net Tax Sharing Payments with respect to the Measurement Period, plus (y) the Combined Net Cash Flow (whether positive or negative) of the non-Insurance Subsidiaries for the Measurement Period, minus (z) Holding Company Expenses accrued during such Measurement Period, to

          (ii) the aggregate of (x) the Debt Service with respect to the Loans and all other Consolidated Indebtedness reasonably determined by the Borrower (and as set forth in the relevant Covenant Compliance Worksheet) to be required to be paid or accrued by the Borrower during the period of four consecutive fiscal quarters immediately following the Measurement Period (the "Pro Forma Period"), based on the amount of the Loans and other Consolidated Indebtedness outstanding at the beginning of such period and assuming that the rates in effect at the beginning of such period, taking into account the benefit and costs of any Hedge Agreement with respect to the Loans, will remain in effect throughout such period, plus (y) dividends reasonably estimated by the Borrower (and as set forth in the relevant Covenant Compliance Worksheet) to be required to be incurred or paid by the Borrower during the Pro Forma Period (based upon the most recent quarterly dividend rate), plus (z) stock repurchases by the Borrower occurring during the Measurement Period;

provided that, the stock repurchases referred to in subclause (z) of clause (ii) above shall not include the first $10,000,000 of such repurchases occurring between June 30, 1998 and September 30, 1999.

     "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and exercising executive legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Gross Written Premiums" shall mean, with respect to any Insurance Subsidiary at any time, the amount of premiums written (after deducting or adding premiums on business ceded to or assumed from others) as shown on line 32, page 9, Part 2B, sum of columns 1, 2a and 2b, of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

     "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any applicable Environmental Law, (ii) that are defined by any applicable Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous,
(iii)  the  presence  of which  require  investigation  or  response  under  any applicable Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

     "Holding Company Expenses" shall mean, for any period, the aggregate of the following expenses incurred or paid by the Borrower during such period: all operating costs and expenses of the Borrower, including rent, utilities, professional fees, taxes (without duplication for taxes included in the determination of Net Tax Sharing Payments) and payroll expenses.

     "Hybrid Equity Issuance" shall mean the issuance, sale or other disposition by the Borrower or any of its Subsidiaries of trust preferred securities or any other security or instrument representing, convertible into or exchangeable for a similar interest in the Borrower or any of its Subsidiaries.

     "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

     "Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

     "Insurance Subsidiary" shall mean any Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile, and shall mean and include, without limitation, PAIC and PSIC.

     "Interest  Period"  shall  have the  meaning  given to such term in Section
2.10.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Invested Assets" shall mean, as to any Insurance Subsidiary, as of any date, the total amount shown on page 2, column 4, line 9 of the Annual Statement of the Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "Investment Grade Securities" shall mean (i) non-equity securities (other than those issued by an Affiliate of the Borrower and other than CMOs and REMICs) or preferred equity securities that, if rated by the NAIC, are rated "NAIC 2 (or the equivalent thereof) or better by the NAIC, or, if not rated by the NAIC, are rated "BBB" (or the equivalent thereof) or higher by Standard & Poor's, "Baa3" (or the equivalent thereof) or higher by Moody's, or "BBB" (or the equivalent thereof) or higher by Duff & Phelps, (ii) municipal bonds that, if rated by the NAIC, are rated "NAIC 2 (or the equivalent thereof) or better by the NAIC, or if not rated by the NAIC, are rated "SP-2" (or the equivalent thereof) or higher by Standard & Poor's "Baa3" or "MIG4" (or the equivalent thereof) or higher by Moody's, or "BBB" (or the equivalent thereof) or higher by Duff & Phelps, and (iii) Permitted CMOs and Mortgage Backed Securities that, if rated by the NAIC, are rated "NAIC 2" (or the equivalent thereof) or higher by Standard & Poor's, "Baa3" (or the equivalent thereof) or higher by Moody's, or "BBB" (or the equivalent thereof) or higher by Duff & Phelps (or, in the case of clauses (i), (ii) and (iii) above, in the event all such rating agencies cease to publish investment ratings, carrying an equivalent rating of a nationally recognized rating agency).

     "Issuing Lender" shall mean First Union in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

     "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under
(y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 11.7, and their respective successors and permitted assigns.

     "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Agent. A
Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

     "Letter of Credit Exposure" shall mean, with respect to any Lender at any time, such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

     "Letter  of Credit  Notice"  shall have the  meaning  given to such term in
Section 3.2.

     "Letters of Credit"  shall have the  meaning  given to such term in Section
3.1.

     "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness as of such date to (ii) the sum of Consolidated Indebtedness and Consolidated Net Worth as of such date.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

     "Loans" shall have the meaning given to such term in Section 2.1.

     "Margin Stock" shall have the meaning given to such term in Regulation U.

     "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, prospects, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Agent and the Lenders hereunder and thereunder.

     "Material Contract" shall have the meaning given to such term in Section 5.18.

     "Material Insurance Subsidiary" shall mean any Insurance Subsidiary that is a Material Subsidiary.

     "Material Subsidiary" shall mean each of (i) PAIC, (ii) PSIC, (iii) at the relevant time of determination, any Subsidiary having (after the elimination of intercompany accounts) (y) in the case of a non-Insurance Subsidiary, (A) assets constituting at least ten percent (10%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis, (B) revenues for the four quarters most recently ended constituting at least ten percent (10%) of the total revenues of the Borrower and its Subsidiaries on a consolidated basis, or (C) Net Income for the four quarters most recently ended constituting at least ten percent (10%) of the Consolidated Net Income of the Borrower and its Subsidiaries, in each case determined in accordance with GAAP as of the date of the GAAP financial statements of the Borrower and all its Subsidiaries most recently delivered under Section 6.1 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 6.1, as of the date of the most recent financial statements referred to in Section 5.11(a)), or (z) in the case of an Insurance Subsidiary,
(A) assets constituting at least ten percent (10%) of the aggregate assets of all

Insurance Subsidiaries, or (B) Gross Written Premiums for the four quarters most recently ended constituting at least ten percent (10%) of the aggregate Gross Written Premiums (without duplication) of all Insurance Subsidiaries, in each case determined in accordance with SAP as of the date of the statutory financial statements most recently delivered under Section 6.2 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 6.2, as of the date of the most recent financial statements referred to in Section 5.11(e)) and (iv) any Subsidiary that has one of the foregoing as a Subsidiary.

     "Maturity Date" shall mean June 30, 2004.

     "Moody's" shall mean Moody's Investors Service, Inc., its successors and assigns.

     "Mortgage Backed Securities" shall mean investment securities representing any undivided interest or participation in, or which are secured by, a pool of loans secured by mortgages or deeds of trust.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

     "Net Amount Recoverable from Reinsurers" shall mean, as to any Insurance Subsidiary, as of any time, the amount as shown on Schedule F - Part 3, column 13 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner as of any date other than one as of which an Annual Statement is prepared.

     "Net Cash Proceeds" shall mean, in the case of any Hybrid Equity Issuance or Debt Issuance, the aggregate cash payments received by the Borrower and its Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by the Borrower and its Subsidiaries in connection therewith.

     "Net Income" shall mean, with respect to any Person for any period, the net income (or loss), after extraordinary items, taxes, and all other items of expenses and income of such Person for such period, determined in accordance with GAAP.

     "Net Tax Sharing Payments" shall mean, for any period, (i) the aggregate (without duplication) of all payments made or to be made to the Borrower by its Subsidiaries pursuant to tax sharing or tax allocation agreements or arrangements or otherwise in respect of taxable income realized during such period, minus (ii) the aggregate (without duplication) of all foreign, federal, state or local income, franchise and other tax payments made or to be made by the Borrower in respect of taxable income realized during such period and any payments made or to be made by the Borrower during such period pursuant to such tax sharing or tax allocation agreement or arrangement. For purposes of the Fixed Charge Coverage Ratio, if the amount in clause (ii) exceeds the amount in clause (i) hereof, the result shall be expressed as a negative amount.

     "Net Written Premiums" shall mean, with respect to any Insurance Subsidiary at any time, the amount of premiums written (after deducting or adding premiums on business ceded to or assumed from others) as shown on line 32, page 9, Part 2B, column 4 of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

     "Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Notice of Borrowing" shall have the meaning given to such term in Section 2.2(b).

     "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.11(b).

     "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by applicable law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

     "PAC I" shall mean a planned amortization class bond which is a tranche or class of CMO or REMIC that is retired according to a predetermined amortization schedule independent of the prepayment rate on the underlying collateral and which has the highest level of protection within the pool against prepayment or extension.

     "PAIC" shall mean Penn-America Insurance Company, a Pennsylvania insurance company.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "PSIC" shall mean Penn-Star Insurance Company, a Pennsylvania insurance company.

     "Participant" shall have the meaning given to such term in Section 11.7(d).

     "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in Section 8.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of the Borrower, (iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Wholly Owned Subsidiary, and (iv) all of the conditions and requirements of Sections 6.9 applicable to such Acquisition are satisfied; or

(b) any other Acquisition to which the Required Lenders (or the Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in
Section 6.9, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Agent on their behalf).

     "Permitted CMOs and Mortgage Backed Securities" shall mean (i) mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation,
(ii)  mortgage  backed  securities  issued  by  the  Federal  National  Mortgage
Association, (iii) securities guaranteed by the Government National Mortgage Association, and (iv) other securities and certificates representing participations in any CMO or REMIC which are PAC I's or which have comparable priority in respect of the repayment thereof.

     "Permitted Liens" shall have the meaning given to such term in Section 8.3.

     "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

     "Plan" shall mean any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

     "Pro Forma  Balance  Sheet"  shall have the  meaning  given to such term in
Section 5.11(b).

     "Prohibited  Transaction"  shall  mean  any  transaction  described  in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

     "Projections" shall have the meaning given to such term in Section 5.11(c).

     "Quarterly Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal quarter, the quarterly financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

     "REMIC" shall mean a real estate mortgage investment conduit.

     "Register" shall have the meaning given to such term in Section 11.7(b).

     "Regulations D, T, U and X" shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     "Reimbursement  Obligation"  shall have the  meaning  given to such term in
Section 3.4.

     "Reinsurance Agreement" shall mean any agreement, contract, treaty, certificate or other arrangement whereby any Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Insurance Subsidiary under a policy or policies of insurance issued by such Insurance Subsidiary or under a reinsurance agreement assumed by such Insurance Subsidiary.

     "Reinsurance Premiums Ceded" shall mean, for any Insurance Subsidiary, for any period, the amount as shown on Schedule F -Part 3, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a manner consistent for any period other than one for which an Annual Statement is prepared.

     "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such  "reportable  event"  subject to advance  notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

     "Required Lenders" shall mean the Lenders holding outstanding Loans and Unutilized Commitments (or, after the termination of the Commitments, outstanding Loans and Letter of Credit Exposure) representing more than sixty-six and two-thirds percent (66-2/3%) of the aggregate at such time of all outstanding Loans and Unutilized Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Loans and Letter of Credit Exposure).

     "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

     "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Responsible Officer" shall mean, with respect to the Borrower, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement.

     "Standard & Poor's" shall mean Standard & Poor's Rating Services, a division of McGraw-Hill Companies, its successors and assigns.

     "SAP" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent statutory financial statements described in Section 5.11(e).

     "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Statutory Capital and Surplus" shall mean, as to any Insurance Subsidiary, as of any date, the sum (without duplication) of the total amounts shown (i) with respect to an Insurance Subsidiary not legally domiciled in the United States, the shareholders' equity of such Insurance Subsidiary as determined in accordance with GAAP (without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board), and (ii) with respect to any other Insurance Subsidiary, on line 25, column 1, page 3 of the Annual Statement of such Insurance Subsidiary, or the sum of amounts determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "Subordinated  Indebtedness"  shall have the meaning  given to such term in
Section 8.2.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and/or one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

     "Surplus Relief Reinsurance Agreement" shall mean any agreement or other arrangement whereby any Insurance Subsidiary cedes business under a reinsurance agreement that would not be considered a transaction that indemnifies an insurer against loss or liability relating to insurance risk, as determined in accordance with Statement of Financial Accounting Standards No. 113 ("FAS 113") issued by the Financial Accounting Standards Board (without regard to the effective date of FAS 113).

     "Termination Date" shall mean the Maturity Date or such earlier date of termination of the Commitments pursuant to Section 2.5 or Section 9.2.

     "Type" shall have the meaning given to such term in Section 2.2(a).

     "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Internal Revenue Code for the applicable plan year.

     "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less the sum of (i) the aggregate principal amount of all Loans made by such Lender that are outstanding at such time and (ii) such Lender's Letter of Credit Exposure at such time.

     "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

     1.2 Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, SAP). Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in Article VII, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in Section 5.11(a). In the event that any changes in GAAP after such date are required to be applied to the Borrower and would affect the computation of the financial covenants contained in Article VII, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes. References to amounts on particular exhibits, schedules, lines, pages and columns of any Annual Statement or Quarterly Statement are based on the format promulgated by the NAIC for the 1997 Annual Statements and Quarterly Statements. In the event such format is changed in future years so that different information is contained in such items or they no longer exist, or if the Annual Statement or Quarterly Statement is replaced by the NAIC or by any Insurance Regulatory Authority after the date hereof such that different forms of financial statements are required to be furnished by the Insurance Subsidiaries in lieu thereof, such references shall be to information consistent with that reported in the referenced item in the 1997 Annual Statements or Quarterly Statements, as the case may be.

     1.3 Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.


                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

     2.1 Commitments. Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Loan," and collectively, the "Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, in an aggregate principal amount at any time outstanding not greater than the excess, if any, of its Commitment at such time over its Letter of Credit Exposure at such time, provided that no Borrowing of Loans shall be made if, immediately after giving effect thereto, the sum of (y) the aggregate principal amount of Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time would exceed the aggregate Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Loans.

     2.2 Borrowings. (a) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan), provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type; provided further that the foregoing proviso shall not prevent multiple Borrowings, respectively having different Types, from being made on the same Business Day, subject to the terms of clause (iii) of Section 2.10.

     (b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), the Borrower will give the Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; provided, however, that requests for the Borrowing of any Loans to be made on the Closing Date may, at the discretion of the Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

          (i) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof;

          (ii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

          (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Lender will make available to the Agent at its office referred to in
Section 11.5 (or at such other location as the Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan to be made by such Lender. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Agent.

     2.3 Disbursements; Funding Reliance; Domicile of Loans. (a) The Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     (b) Unless the Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent such Lender's ratable portion of the relevant Borrowing, the Agent may assume that such Lender has made such portion available to the Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of Section 2.2, and the Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type of Loans comprising such Borrowing, as determined under the provisions of Section 2.8. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

     (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

     2.4 Notes. (a) The Loans made by each Lender shall be evidenced by a Note appropriately completed in substantially the form of Exhibit A.

     (b) Each Note issued to a Lender  shall (i) be  executed  by the  Borrower,
(ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of a Note issued after the Closing Date, dated the effective date of the applicable Assignment and Acceptance), (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of Section 2.8, as the same may be applicable from time to time to the Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (c) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

     2.5 Termination and Reduction of Commitments. (a) The Commitments shall be automatically and permanently terminated on the Termination Date (or on September 30, 1998, but only if the Closing Date shall not have occurred on or prior to such date).

     (b) On each date set forth below, the Commitments shall be automatically and permanently reduced by the amount set forth below opposite such date:

                 Date                                        Amount

          December 31, 2000                                $2,500,000
          June 30, 2001                                    $2,500,000
          December 31, 2001                                $3,000,000
          June 30, 2002                                    $3,000,000
          December 31, 2002                                $3,000,000
          June 30, 2003                                    $3,000,000
          December 31, 2003                                $4,000,000
          June 30, 2004                                    $4,000,000

     (c) The Commitments shall, on the day two (2) Business Days after the receipt of Net Cash Proceeds therefor, be automatically and permanently reduced by the amount of the Net Cash Proceeds with respect to any Asset Disposition, Hybrid Equity Issuance or Debt Issuance.

Promptly upon (and in any event not later than two (2) Business Days after) its receipt of such Net Cash Proceeds, the Borrower will deliver to the Agent a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds. Such certificate shall be accompanied by any required prepayment pursuant to Section 2.6(b) or Section 2.6(c). Notwithstanding the foregoing, nothing in this subsection shall be deemed to permit any Asset Disposition not expressly permitted under Section 8.4.

     (d) At any time and from time to time after the date hereof, upon not less than three (3) Business Days' prior written notice to the Agent, the Borrower may terminate in whole or reduce in part the aggregate Unutilized Commitments, provided that any such partial reduction shall be in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple thereof. The amount of any termination or reduction made under this subsection (d) may not thereafter be reinstated.

     (e) Each reduction of the Commitments pursuant to this Section shall be applied ratably among the Lenders according to their respective Commitments. Each reduction of the Commitments pursuant to subsections (c) or (d) shall be applied to reduce the scheduled reductions of the Commitments set forth in subsection (b) in the inverse order of maturity.

     2.6 Mandatory Payments and Prepayments. (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Loans shall be due and payable in full on the Maturity Date.

     (b) In the event that, at any time, the sum of (y) the aggregate principal amount of Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time shall exceed the aggregate Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay first, the outstanding principal amount of the Loans in the amount of such excess and next, the amount of any outstanding Reimbursement Obligations; provided that, to the extent such excess amount is greater than the aggregate principal amount of Loans and Reimbursement Obligations outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 3.8, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

     (c) If a Default or an Event of Default has occurred and is continuing at such time, promptly upon (and in any event not later than two (2) Business Days after) its receipt of Net Cash Proceeds for any Asset Disposition, Hybrid Equity Issuance or Debt Issuance, the Borrower will prepay first, the outstanding principal amount of the Loans and next, the amount of any outstanding Reimbursement Obligations in an amount equal to 100% of the Net Cash Proceeds from such Asset Disposition, Hybrid Equity Issuance or Debt Issuance; provided that, to the extent such prepayment amount is greater than the aggregate principal amount of Loans and Reimbursement Obligations outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 3.8, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

     (d) Each prepayment of the Loans made pursuant to subsections (b) and (c) above shall be applied (i) first, to reduce the outstanding principal amount of the Loans, and (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to pay any outstanding Reimbursement Obligations, and shall be applied first to prepay all Base Rate Loans before any LIBOR Loans are prepaid. Each payment or prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

     (e) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
Section 2.18 to be paid as a consequence thereof.

     2.7 Voluntary Prepayments. (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans, provided that
(i) each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $1,000,000 or to any greater amount not an integral multiple of $500,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

     (b) Each prepayment of the Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

     2.8 Interest. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

     (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by applicable law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by applicable law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

     (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

          (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

          (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause
     (iv) in Section 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months, on each date on which interest would have been payable under clause (y) above had successive
     Interest Periods of three months' duration been applicable to such LIBOR Loan; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

          (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of
Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

     2.9 Fees. The Borrower agrees to pay:

     (a) To First Union, for its own account, on the date of its execution of this Agreement, the fees described in paragraphs (1) and (2) of the Fee Letter, in the amounts set forth therein as due and payable on such date and to the extent not theretofore paid to First Union;

     (b) To the Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and
(ii) on the Termination Date;

     (c) To the Agent, for the account of each Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin Percentage in effect from time to time during such quarter for Loans that are maintained as LIBOR Loans, on such Lender's ratable share (based on the proportion that its Commitment bears to the aggregate Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Termination Date and the date of termination of the last outstanding Letter of Credit;

     (d) To the Issuing Lender, for its own account, the facing fee described in the Fee Letter, on the terms, in the amounts and at the times set forth therein;

     (e) To the Issuing Lender, for its own account, such commissions, issuance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Lender, but without duplication of amounts payable under subsection (d) above; and

     (f) If, at any time, there is a Lender other than First Union or any Affiliate thereof, to the Agent, for its own account, the annual administrative fee, in the amount and at the times agreed to at such time by the Borrower and the Agent.

     2.10 Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

          (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) LIBOR Loans may not be outstanding under more than five (5) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

          (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

          (v) the Borrower may not select any Interest Period that begins prior to the Closing Date or that expires after the Maturity Date;

          (vi) no Interest Period may be selected that would end after a scheduled date for repayment of principal of the Loans occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

          (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

          (viii) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

     2.11 Conversions and Continuations. (a) The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $1,000,000 or to any greater amount not an integral multiple of $500,000 in excess thereof, (y) except as otherwise provided in Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

     (b) The Borrower shall make each such election by giving the Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     2.12 Method of Payments; Computations. (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders) at its office referred to in Section 11.5, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in Section 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender. The Agent will distribute to the Issuing Lender like amounts relating to payments made to the Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

     (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

     (d) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 365 or 366 days, as the case may be (in the case of interest on Base Rate Loans and the facing fee described in Section 2.9(d)), or 360 days (in all other instances), and the actual number of days (including the first day, but excluding the last day) elapsed.

     2.13 Recovery of Payments. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent, any Lender or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     (b) If any amounts distributed by the Agent to any Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

     2.14 Use of Proceeds. The proceeds of the Loans shall be used for working capital and general corporate purposes and in accordance with the terms and provisions of this Agreement (including to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in Section 6.9).

     2.15 Pro Rata Treatment. (a) All fundings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Commitments (in the case of the initial funding of Loans pursuant to Section 2.2) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to Section 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

     (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to or Section 11.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing

Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

     2.16 Increased Costs; Change in Circumstances; Illegality; etc. (a) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or issuing or participating in Letters of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit), the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

     (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment, Loans or issuance of or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

     (c) If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

     (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have reasonably determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower (and the Lenders and Agent shall act with reasonable promptness in giving such notices).

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
     (e) Determinations by the Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith and documented in reasonable detail in a certificate to the Borrower. Each Lender, upon determining that any amounts will be payable pursuant to this Section 2.16, will give prompt written notice thereof to the Borrower, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.16; provided, however, that if any Lender has intentionally or unreasonably withheld or delayed such notice, such Lender shall not be entitled to receive additional amounts pursuant to this Section 2.16 for periods occurring prior to the 180th day before the giving of such notice. Each Lender agrees that in making the determinations and giving notices described in this Section 2.16, such Lender shall not discriminate against the Borrower compared with borrowers under credit facilities of similar sizes. Nothing in this Section shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

     2.17 Taxes. (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Agent or any Lender by the United States or by the jurisdiction under the laws of which the Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

     (b) The Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

     (c) Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit, together with the amount recovered by the Agent or such Lender as interest attributable to the amount to be reimbursed to the Borrower hereunder); provided, however, that the Borrower, upon the request of the Agent or such Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount and/or such penalties, interest or other charges, as the case may be, to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall be, in the absence of manifest error, be conclusive and binding, provided such determination is made in good faith and documented in reasonable detail in a certificate to the Borrower.

     (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment),
(i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

     (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Agent as therein required or if a Non-U.S. Lender is not entitled to receive payments without deduction or withholding, then the Borrower and the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     2.18 Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith and documented in reasonable detail in a certificate delivered to the Borrower.


                                   ARTICLE III

                                LETTERS OF CREDIT

     3.1 Issuance. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Maturity Date and (ii) the Termination Date, and upon request by the Borrower in accordance with the provisions of Section 3.2, issue for the account of PAIC one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than such amount as may be reasonably acceptable to the Issuing Lender. Notwithstanding the foregoing:

     (a) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to the aggregate Letter of Credit Exposure of the Lenders at such time, would exceed $1,000,000 or (ii) when added to the sum of (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of all Loans then outstanding, would exceed the aggregate Commitments at such time;

     (b) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Maturity Date or, in any event, more than one
(1) year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

     (c) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Sections 4.1 (if applicable) or 4.2 are not then satisfied and/or have not been waived in writing as required herein or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above.

     3.2 Notices. Whenever PAIC desires the issuance of a Letter of Credit, the Borrower will give the Issuing Lender written notice with a copy to the Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in its sole discretion in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit.

The Borrower will also complete (and if requested by the Issuing Lender, the Borrower will cause PAIC to complete jointly with the Borrower) any application procedures and documents required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Agent of such issuance, and the Agent will give prompt notice thereof to each Lender.

     3.3 Participations. Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the aggregate Commitments represented by such Lender's Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in Section 2.9(d) shall be payable directly to the Issuing Lender as provided therein, and the Lenders shall have no right to receive any portion thereof. Upon any change in the Commitments of any of the Lenders pursuant to Section 11.7(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

     3.4 Reimbursement. The Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Loans made on or prior to the next Business Day following the date of the Borrower's receipt of notice of such payment), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 1:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate applicable to Loans as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Lender will provide the Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section.

     3.5 Payment by Loans. In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to
Section 3.4, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Section 3.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Agent, and the Agent will promptly notify each Lender, of such failure. If the Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Lender will make available to the Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Commitments represented by such Lender's Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Agent on the next succeeding Business Day. If and to the extent any Lender shall not have so made its pro rata share of the amount of such payment available to the Agent, such Lender agrees to pay to the Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Agent. The failure of any Lender to make available to the Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's pro rata share of any such payment. Each such payment by a Lender under this Section of its pro rata share of an amount paid by the Issuing Lender shall constitute a Loan by such Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Commitments immediately prior to giving effect to the application of the proceeds of such Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

     3.6 Payment to Lenders. Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Lender, any payments from the Lenders pursuant to
Section 3.5, the Issuing Lender will promptly pay to the Agent, and the Agent will promptly pay to each Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Lenders) of such Reimbursement Obligation.

     3.7 Obligations Absolute. The Reimbursement Obligations of the Borrower, and the obligations of the Lenders under Section 3.5 to make payments to the Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

     (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between PAIC and the beneficiary named in any such Letter of Credit);

     (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

     (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

     (f) The exchange, release, surrender or impairment of any security for the Obligations;

     (g) The occurrence of any Default or Event of Default; or

     (h)  Any  other  circumstance  or  event  whatsoever,   including,  without
limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

     3.8 Cash Collateral Account. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Agent, at the direction or with the consent of the Required Lenders, may require the Borrower to deliver to the Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under Section 2.6(b), or to the extent any amount of a required prepayment under Section 2.6(c) remains after prepayment of all outstanding Loans and Reimbursement Obligations , as contemplated by such subsections, the Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Agent in a cash collateral account (the "Cash Collateral Account"). The Borrower hereby grants to the Agent, for the benefit of the Issuing Lender and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower's Reimbursement Obligations as and when the same shall arise. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Borrower (so long as no Default or Event of Default has occurred and is continuing, and otherwise the Agent) may direct. If the Borrower is required to provide cash collateral pursuant to Section 2.6(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum of (y) the aggregate principal amount of all Loans outstanding at such time and (z) the aggregate Letter of Credit Exposure of all Lenders at such time would not exceed the aggregate Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three
(3) Business Days after all Events of Default have been cured or waived.

     3.9 Effectiveness. Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of the Borrower under this Article shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.


                                   ARTICLE IV

                             CONDITIONS OF BORROWING

     4.1 Conditions of Initial Borrowing. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to issue Letters of Credit hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent:

     (a) The Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes, in sufficient copies for each Lender:

          (i) A Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Commitment, each duly completed in accordance with the relevant provisions of Section 2.4 and executed by the Borrower;

          (ii) the favorable opinion of Reed Smith Shaw & McClay LLP, special counsel to the Borrower, in substantially the form of Exhibit E, addressed to the Agent and the Lenders and addressing such other matters as the Agent or any Lender may reasonably request.

     (b) The Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, in form and substance satisfactory to the Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (iii) there are no insurance regulatory proceedings pending or, to such individual's knowledge, threatened against any of the Insurance Subsidiaries in any jurisdiction that, if adversely determined, would be reasonably likely to have a Material

Adverse Effect; (iv) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (v) all conditions to the initial extensions of credit hereunder set forth in this Section and in Section 4.2 have been satisfied or waived as required hereunder.

     (c) The Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower, in form and substance satisfactory to the Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Borrower, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

     (d) The Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower and its Material Subsidiaries under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction; and (ii) as to each Material Insurance Subsidiary, a certificate of compliance as of a recent date, issued by the Insurance Regulatory Authority of its jurisdiction of legal domicile and any other jurisdiction in which such Insurance Subsidiary is reasonably likely to be commercially domiciled as defined under the laws and regulations of such jurisdiction.

     (e) All legal matters, documentation, and corporate or other proceedings incident to the transactions contemplated hereby shall be satisfactory in form and substance to the Agent; all approvals, permits and consents of any Governmental Authorities (including, without limitation, all relevant Insurance Regulatory Authorities) or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that, in the opinion of the Agent, could reasonably be expected to have a Material Adverse Effect.

     (f) The Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names the Borrower or any Material Subsidiary as debtor, and the results thereof shall be satisfactory to the Agent.

     (g) Since December 31, 1997, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (h) The Borrower shall have paid (i) to First Union, the unpaid balance of the fees described in paragraphs (1) and (2) of the Fee Letter, and (ii) all other fees and expenses of the Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

     (i) The Agent shall have received the financial statements as described in Sections 5.11(a) and 5.11(e), all of which shall be in form and substance satisfactory to the Agent.

     (j) The Agent shall have received a Financial Condition Certificate, together with the Pro Forma Balance Sheet and the Projections as described in Sections 5.11(b) and 5.11(c), all of which shall be in form and substance satisfactory to the Agent.

     (k) The Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer of the Borrower and in form and substance satisfactory to the Agent, demonstrating the Borrower's compliance with the financial covenants set forth in Sections 7.1 through 7.6, determined on a pro forma basis as of June 30, 1998 after giving effect to the making of the initial Loans hereunder and the consummation of the transactions contemplated hereby.

     (l) The Agent shall be satisfied with the certification with respect to an actuarial review and valuation statement of, and opinion as to the adequacy of, each Insurance Subsidiary's loss and loss adjustment expense reserve positions as of December 31, 1997, with respect to the insurance business then in force, prepared and given by an independent actuarial firm acceptable to the Agent; and such certification and opinion shall not differ in any material and negative respect from any such materials previously delivered to the Agent.

     (m) The Agent shall have received satisfactory confirmation from A.M. Best & Company that PAIC's current rating is "A-" or better.

     (n) The Consolidated Net Worth of the Borrower shall not be less than $90,000,000 as of the Closing Date.

     (o) The Agent shall have received a Federal Reserve Form U-1 for each Lender, duly executed by an Authorized Officer of the Borrower, the statements made in which shall be such, in the opinion of the Agent, as to permit the transactions contemplated by this Agreement in accordance with Regulation U.

     (p) The Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

     (q) The Agent shall have received the Fee Letter.

     (r) The Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

     4.2 Conditions of All Borrowings. The obligation of each Lender to make any Loans hereunder, including the initial Loans, and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

     (a) The Agent shall have received a Notice of Borrowing in accordance  with
Section 2.2(b), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with Section 3.2, as applicable;

     (b) Each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

     Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Agent and the Lenders as follows:

     5.1 Corporate Organization and Power. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     5.2 Authorization; Enforceability. Each of the Borrower and its Subsidiaries has taken, or on the Closing Date will have taken, all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

     5.3 No Violation. The execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) except to the Agent for the benefit of the Issuing Lender and the Lenders, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     5.4 Governmental and Third-Party Authorization; Permits. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 5.4, and (ii) consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     (c) Schedule 5.4 lists with respect to each Material Insurance Subsidiary, as of the Closing Date, all of the jurisdictions in which such Material Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"), and indicates the line or lines of insurance in which each such Material Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. To the knowledge of the Borrower, (i) no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings; (ii) there is no sustainable basis for such a suspension, revocation or limitation; and (iii) no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority. No Material Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 5.4, where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction.

     5.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person,
(i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, other than actions, investigations, suits or proceedings arising in the ordinary course of business of the Insurance Subsidiaries for which reserves have been prudently estimated and set aside in accordance with sound and standard industry practices; or (ii) with respect to this Agreement or any of the other Credit Documents.

     5.6 Taxes. Each of the Borrower and its Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

     5.7 Subsidiaries. Schedule 5.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock and each direct owner thereof and indicates in each case whether such Subsidiary is a Material Subsidiary. Except for the shares of capital stock expressly indicated on Schedule 5.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable.

     5.8 Full Disclosure. All factual information heretofore or contemporaneously furnished to the Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

     5.9 Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

     5.10 No Material Adverse Change. There has been no Material Adverse Change since December 31, 1997, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     5.11 Financial Matters. (a) The Borrower has heretofore furnished to the Agent copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1997, 1996, and 1995, and the related statements of income, cash flows and stockholders' equity for the fiscal years then ended, together with the opinion of KPMG Peat Marwick LLP thereon, and (ii) the unaudited consolidated balance sheet of the Borrower and its

Subsidiaries as of June 30, 1998, and the related statements of income, cash flows and stockholders' equity for the six-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in (x) the most recent financial statements referred to above and the notes thereto, (y) the financial statements previously delivered pursuant to Section 6.1, or (z) any Form 8-K filed by the Borrower with the Securities and Exchange Commission and previously delivered by the Borrower to Lenders, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

     (b) The unaudited pro forma balance sheet of the Borrower as of June 30, 1998, a copy of which has heretofore been delivered to the Agent, gives pro forma effect to the consummation of the initial extensions of credit made under this Agreement, and the payment of transaction fees and expenses related to the foregoing, all as if such events had occurred on such date (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

     (c) The Borrower has prepared, and has heretofore furnished to the Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Borrower for the five-year period beginning with the year ended December 31, 1998, giving effect to the initial extensions of credit made under this Agreement and the payment of transaction fees and expenses related to the foregoing (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections.

     (d) Each of the Borrower and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and
(iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

     (e) The Borrower has heretofore furnished to the Agent copies of (i) the Annual Statements of each of its Insurance Subsidiaries as of December 31, 1997, 1996 and 1995, and for the fiscal years then ended, and (ii) the Quarterly Statements of each of its Insurance Subsidiaries as of June 30, 1998, and the six-month period then ended, each as filed with the relevant Insurance Regulatory Authority. Such financial statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with SAP (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by SAP and to normal year-end adjustments), were in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for (x) in the Quarterly Statements referred to above (including, without limitation, reserves, policy and contract claims and statutory liabilities), (y) the financial statements previously delivered pursuant to Section 6.2, or (z) any Form 8-K filed by the Borrower with the Securities and Exchange Commission and previously delivered by the Borrower to the Lenders, there are no material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in statutory financial statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

     5.12 Ownership of Properties. Each of the Borrower and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 5.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

     5.13 ERISA. (a) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     (b) Neither the Borrower nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate would become subject to any liability under ERISA if the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in "reorganization" or is "insolvent" within the meaning of such terms under ERISA.

     5.14 Environmental Matters. (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable
Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

     (b) No portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries.

     (c) All activities and operations of the Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of the Borrower and its Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

     5.15 Compliance With Laws. Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     5.16 Regulated Industries. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.17 Insurance. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     5.18 Material Contracts. Schedule 5.18 lists, as of the Closing Date, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) (other than Reinsurance Agreements) to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"), and also indicates the parties, subject matter and term thereof. As of the Closing Date, (i) each Material Contract is in full force and effect and is enforceable by the Borrower or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither the Borrower nor any of its Subsidiaries (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

     5.19 Reinsurance Agreements. (a) Except as set forth on Schedule F to the Annual Statements for the Insurance Subsidiaries for the fiscal year ending December 31, 1997, there are no material liabilities outstanding as of the Closing Date under any Reinsurance Agreement. Each Reinsurance Agreement is in full force and effect; none of the Insurance Subsidiaries or, to the knowledge of the Borrower, any other party thereto, is in breach of or default under any such contract; and the Borrower has no reason to believe that the financial condition of any other party to any such contract is impaired such that a default thereunder by such party could reasonably be anticipated. Each Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant Annual Statement or Quarterly Statement at the time prepared. Each Person to whom any of the Insurance Subsidiaries has ceded any material liability pursuant to any Reinsurance Agreement on the Closing Date either has
(i) a rating of "A-" or better by A.M. Best & Company, (ii) a claims paying ability rating of "A-" or better by Standard and Poor's or Moody's, (iii) provided collateral in favor of the applicable Insurance Subsidiary of the type and in an amount described in Schedule 5.19, or (iv) (x) an aggregate amount of Net Amount Recoverable from Reinsurers for the Insurance Subsidiaries attributable to it (collectively with all other such Persons not described in clauses (i), (ii) and (iii) above) that is less than $1,500,000 as of the end of the most recent fiscal year, and (y) an aggregate amount or Reinsurance Premiums Ceded by the Insurance Subsidiaries for the current fiscal year (or portion thereof) to it (collectively with all other such Persons not described in clauses (i), (ii) and (iii) above) that is less than $1,500,000.

     (b) As of the Closing Date, no Insurance Subsidiary is a party to any Surplus Relief Reinsurance Agreement.

     5.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor
Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to the Borrower or any of its Subsidiaries.

     5.21 Year 2000 Compatibility. The Borrower will use commercially reasonably efforts to ensure that any reprogramming required to permit the proper functioning, before, on and after January 1, 2000, of (i) the Borrower's and its Subsidiaries' computer-based systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or any of its Subsidiaries' systems interface), and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. To the knowledge of the Borrower, after reasonable investigation, the cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Material Adverse Effect. To the knowledge of the Borrower, after reasonable investigation, except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct their respective businesses without a Material Adverse Effect.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and

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interest with respect to the Loans and all  Reimbursement  Obligations  together with all other amounts then due and owing hereunder:

     6.1 Financial Statements. The Borrower will deliver to each Lender:

     (a) As soon as available and in any event within fifty-five (55) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 1998, unaudited consolidated and consolidating balance sheets of the Borrower and its
Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income, cash flows and stockholders' equity for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

     (b) As soon as available and in any event within one hundred (100) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1998, (i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, cash flows and stockholders' equity for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year together with comparative projected figures for the fiscal year then ended, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income for the Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail.

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
     6.2  Statutory  Financial  Statements.  The  Borrower  will deliver to each
Lender:

     (a) As soon as available and in any event within fifty-five (55) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the first fiscal quarter ending after the date hereof, a Quarterly Statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP;

     (b) As soon as available and in any event within seventy (70) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1998, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP; and

     (c) As soon as  available  and in any event  within one hundred  thirty-one
(131) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1998, the combined Annual Statement of the Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP.

     6.3 Other Business and Financial Information. The Borrower will deliver to each Lender:

     (a) Concurrently with each delivery of the financial statements described in Sections 6.1 and 6.2, a Compliance Certificate in the form of Exhibit C-1 (in the case of the financial statements described in Section 6.1) or Exhibit C-2 (in the case of the financial statements described in Section 6.2) with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Borrower, together in each case with a Covenant Compliance Worksheet reflecting the computation of the respective financial covenants set forth in the Worksheets as of the last day of the period covered by such financial statements;

     (b) As soon as available and in any event prior to December 15 of each fiscal year, beginning with the fiscal year ending December 31, 1998, (i) consolidated projections showing the actual results for the most recent fiscal year and the pro forma results for the next five (5) successive years prepared in accordance with GAAP for the Borrower and its Subsidiaries, including (x) projected income statements, (y) projected stockholder equity (including book value and maximum debt calculation analyses), and (z) projected balance sheets; and (ii) combined and combining projections showing the actual results for the most recent fiscal year and the pro forma results for the next five (5) successive years prepared in accordance with SAP for the Insurance Subsidiaries, including (x) a combined statutory balance sheet, (y) combined and combining statutory income statements, and (z) projected statutory surplus (including maximum dividend calculations, A.M. Best & Company coverage and performance ratios), together with a certificate of a Financial Officer of the Borrower to the effect that all such projections have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered

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thereby;   and  as  soon  as  available  from  time  to  time  thereafter,   any
modifications or revisions to or restatements of such projections;

     (c) Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within one hundred (100) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 1998, a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable insurance laws of such Insurance Subsidiary's jurisdiction of domicile;

     (d) As soon as available and in any event within one hundred (100) days after the end of each fiscal year, a certification with respect to an actuarial review of the liabilities and other items of each Insurance Subsidiary as of the end of such fiscal year, prepared at the Borrower's expense, by an actuary or a firm of actuaries reasonably acceptable to the Agent, such certification to be in form and substance reasonably acceptable to the Required Lenders;

     (e) Promptly upon receipt thereof, copies of any "management letter" submitted to the Borrower or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Borrower or any such Subsidiary in respect thereof;

     (f) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries; (iv) all significant reports on examination, financial examination reports or market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business; (v) all significant filings made under applicable state insurance holding company acts by the Borrower or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates; and (vi) all material information sent to A.M. Best & Company.

     (g) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

          (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

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
          (ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 5.5 or this subsection;

          (iii) the receipt by the Borrower or any of its Subsidiaries from any Governmental Authority of (y) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against the Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

          (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

          (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which the Borrower or any of its Subsidiaries is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

          (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect;

          (vii) the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Insurance Subsidiary that would be reasonably likely to have a Material Adverse Effect; and

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
          (viii) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

     (h) Promptly, notice of (i) the occurrence of any material amendment or modification to any Reinsurance Agreement (whether entered into before or after the Closing Date), including any such agreements that are in a runoff mode on the Closing Date, which amendment or modification would be reasonably likely to have a Material Adverse Effect, or (ii) the receipt by the Borrower or any of its Subsidiaries of any written notice of any denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which it is a party which would be reasonably likely to have a Material Adverse Effect; and

     (i) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Agent or any Lender may from time to time reasonably request.

     6.4 Corporate Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

     6.5 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

     6.6 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse
Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good

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faith and by proper  proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

     6.7 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

     6.8 Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants and actuarial firms of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants and actuarial firms to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

     6.9 Permitted Acquisitions. (a) Subject to the provisions of subsection (b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions, provided that, with respect to each Permitted Acquisition:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto; and

          (ii) the Acquisition Amount with respect thereto (regardless of the form of consideration) (y) shall not exceed $15,000,000, and (z) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $20,000,000.

     (b) Not less than five (5) Business Days prior to the consummation of any Permitted Acquisition with respect to which the Acquisition Amount exceeds $5,000,000 the Borrower shall have delivered to the Agent and each Lender the following:

          (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target");

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          (ii) historical  financial  statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the two (2) most recent fiscal years available and, if available, for any interim periods since the most recent fiscal year-end; and

          (iii) a certificate, in form and substance reasonably satisfactory to the Agent, executed by a Financial Officer of the Borrower setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section, and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in Sections 7.1 through 7.6, such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if each Target had been consolidated with the Borrower for those periods applicable to such covenants (such calculations to be attached to the certificate), (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and
     (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Commitments to meet its ongoing working capital requirements.

     (c) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Borrower will deliver to the Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

     (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in the description furnished under clause (i) of subsection (b) above have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in clause (iii) of subsection (b) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of Sections 4.2 and 9.1.

     6.10 Year 2000 Compatibility. The Borrower will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to take all action necessary to ensure that its computer-based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Agent or the Required Lenders, the Borrower will provide reasonable assurance of its Year 2000 compatibility.

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     6.11 Deposit  Relationship.  The Borrower will  maintain a deposit  account with First Union at all -------------------- times.

     6.12 Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agent and the Lenders under this Agreement and the other Credit Documents.


                                   ARTICLE VII

                               FINANCIAL COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     7.1 Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed 0.35 : 1.0 at any -------------- time.

     7.2 Consolidated  Net Worth. The Borrower will not permit  Consolidated Net
Worth as of the last day of any fiscal quarter, beginning with the fiscal quarter ending September 30, 1998, to be less than the sum of (i) 85% of Consolidated Net Worth as of June 30, 1998 plus (ii) 50% of the aggregate of Consolidated Net Income for each fiscal quarter ending after June 30, 1998 (provided that Consolidated Net Income for any such fiscal quarter shall be taken into account for purposes of this calculation only if positive) plus (iii) 75% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, resulting from the issuance of equity securities (including pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible securities) or other Capital Stock after June 30, 1998 minus (iv) the amount (up to a maximum of $10,000,000) of stock repurchases by the Borrower occurring between June 30, 1998 and September 30, 1999.

     7.3 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ending September 30, 1998, to be less than 1.25 : 1.0.

     7.4 Risk-Based Capital Ratio. The Borrower will not permit "total adjusted capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")), as of the last day of any fiscal year, beginning with the fiscal year ending December 31, 1998, of (i) PAIC or any Material Insurance Subsidiary (other than a Subsidiary of an Insurance Subsidiary) to be less than 150% of the applicable

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"Company  Action  Level RBC"  (within  the  meaning of the Model Act) as of such date, or (ii) any other Material Insurance Subsidiary to be less than 100% of the applicable "Company Action Level RBC as of such date.

     7.5 Combined Net Premiums to Capital Ratio. The Borrower will not permit the Combined Net Premiums to Capital Ratio, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending September 30, 1998, to be greater than 2.25 : 1.0.

     7.6 Statutory Surplus. The Borrower will not permit the Combined Statutory Capital and Surplus of the Insurance Subsidiaries, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending September 30, 1998, to be less than the greater of (i) 90% of Combined Statutory and Capital Surplus as of June 30, 1998 or (ii) $78,000,000, plus 50% of the aggregate (without duplication) of the increases in the stated capital and additional paid-in capital accounts of the Insurance Subsidiaries occurring after June 30, 1998, as determined in each case in accordance with SAP.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     8.1 Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

          (i) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Section 6.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

          (ii) any Subsidiary may merge or consolidate with another Person so long as (x) the surviving entity is the Borrower or a Subsidiary, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of
     Section 6.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

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     8.2  Indebtedness.  The Borrower will not, and will not permit or cause any
of  its  Subsidiaries  to,  create,   incur,  assume  or  suffer  to  exist  any
Indebtedness other than:

          (i) Indebtedness incurred under this Agreement (including, without limitation, reimbursement obligations with respect to Letters of Credit) and the Notes;

          (ii)  Indebtedness  existing  on the  Closing  Date and  described  in
     Schedule 8.2;

          (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

          (iv) loans and advances by the Borrower or any Subsidiary to any other Subsidiary or by any Subsidiary to the Borrower, provided that any such loan or advance if payable by the Borrower is subordinated in right and time of payment to the Obligations;

          (v) unsecured Indebtedness of the Borrower that is expressly subordinated and made junior in right and time of payment to the Obligations and that is evidenced by one or more written agreements or instruments having terms, conditions and provisions (including, without limitation, provisions relating to principal amount, maturity, covenants, defaults, interest, and subordination) satisfactory in form and substance to the Required Lenders in their sole discretion and which shall provide, at a minimum and without limitation, that such Indebtedness (a) shall mature by its terms no earlier than the second anniversary of the Maturity Date, (b) shall not require any scheduled payment of principal prior to the first anniversary of the Maturity Date, (c) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained herein, and (d) shall bear interest at an overall rate not exceeding ten percent (10%) per annum and, to the extent payable only in cash, at a rate not exceeding ten percent (10%) per annum (the Indebtedness described hereinabove, "Subordinated Indebtedness"); provided that, as further conditions to the issuance of any Subordinated Indebtedness, (1) immediately after giving effect to the issuance of such Subordinated Indebtedness, no Default or Event of Default shall exist, (2) all agreements and instruments evidencing or governing such Subordinated Indebtedness shall have been approved in writing by the Required Lenders (or the Agent on their behalf), and (3) prior to or concurrently with the issuance of such Subordinated Indebtedness, the Borrower shall have delivered to each Lender a certificate, signed by a Financial Officer of the Borrower, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Subordinated Indebtedness, the Borrower is in compliance with the financial covenants set forth in Sections 7.1 through 7.6, such compliance being determined with regard to calculations made on a pro forma basis in accordance with GAAP as of the last day of the fiscal quarter then most recently ended and as if such Subordinated Indebtedness had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate); and provided further

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
     that the Net Cash Proceeds from the issuance of such Subordinated Indebtedness shall be applied to prepay the Loans in accordance with, and to the extent required under, the provisions of Section 2.6(c);

          (vi) purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of capital lease obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (vi)), which Indebtedness shall not exceed $8,000,000 in aggregate principal amount outstanding at any time; and

          (vii)  other  unsecured   Indebtedness  not  exceeding  $5,000,000  in
     aggregate principal amount outstanding at any time.

     8.3 Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

          (i) Liens in existence on the Closing Date and set forth on Schedule 8.3;

          (ii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (iii) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 9.1(j)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

          (iv) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

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
          (v) Liens securing the purchase money Indebtedness permitted under clause (vi) of Section 8.2, provided that any such Lien (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (c) shall not encumber any other property of the Borrower or any of its Subsidiaries;

          (vi) any attachment or judgment Lien not constituting an Event of Default under Section 9.1(h) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (vii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

          (viii) Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock);

          (ix) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

          (x)  other  Liens  securing   obligations  of  the  Borrower  and  its
     Subsidiaries not exceeding $1,000,000 in aggregate amount outstanding at any time.

     8.4 Disposition of Assets. The Borrower will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease as lessor, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

          (i) sales of inventory and licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

          (ii) the sale or exchange of used or obsolete  equipment to the extent
     (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

          (iii) the sale or other disposition by the Borrower and its Subsidiaries of any Borrower Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock), provided that fair value is received in exchange therefor;

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
          (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to a Subsidiary if, immediately after giving effect thereto, no Default or Event of Default would exist;

          (v) sales of investment assets in the ordinary course of business; and

          (vi) the sale by the Borrower and its Subsidiaries of (x) the capital stock or all or any portion of the assets, business or properties of a Subsidiary that is not a Material Subsidiary; (y) any asset or group of assets of an Insurance Subsidiary constituting less than (A) in any single transaction or series of related transactions, ten percent (10%) of Combined Statutory Capital and Surplus as of the last day of the fiscal quarter ending on or immediately prior to the date of such sale, and (B) during the term of this Agreement, in the aggregate with all such other sales pursuant to this clause (vi), thirty percent (30%) of Combined Statutory Capital and Surplus as of the end of the immediately preceding fiscal quarter; and (z) any asset or group of assets of a non-Insurance Subsidiary constituting less than (A) in any single transaction or series of related transactions, ten percent (10%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP as of the last day of the fiscal quarter ending on or immediately prior to the date of such sale, and (B) during the term of this Agreement, in the aggregate with all such other sales pursuant to this clause (vi), thirty percent (30%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP as of the end of the immediately preceding fiscal quarter; provided in the case of any sale pursuant to this clause (vi) that (A) the Net Cash Proceeds from such sales are delivered to the Agent promptly upon (and in any event not later than ten (10) Business Days after) receipt thereof for application in prepayment of the Loans in accordance with, and to the extent required under, the provisions of Section 2.6(b) or 2.6(c) and (B) immediately after giving effect thereto, no Default or Event of Default would exist.

     8.5 Investments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

          (i) Cash Equivalents;

          (ii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property and other assets, in each case in the ordinary course of business,

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
          (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

          (iv) without duplication, Investments consisting of intercompany Indebtedness permitted under clause (iv) of Section 8.2;

          (v) Investments existing on the Closing Date and described in Schedule 8.5;

          (vi) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by the Borrower or any Subsidiary in any other Wholly Owned Subsidiary and (b) by any Subsidiary in the Borrower;

          (vii) Permitted Acquisitions; and

          (viii) other Investments by Insurance Subsidiaries to the extent permitted under applicable Requirements of Law and in compliance with the following restrictions:

               (a) Investments of each Insurance Subsidiary shall be in compliance at all times with the applicable Insurance Code and with all applicable insurance laws and regulations of any other relevant jurisdictions relating to investments by such Insurance Subsidiary;

               (b) the aggregate Investments (other than Investments consisting of publicly-traded common stock ) of any Insurance Subsidiary in non-Investment Grade Securities shall constitute at all times no more than five percent (5%) of Invested Assets (other than publicly-traded common stock) of such Insurance Subsidiary;

               (c) the aggregate Investments, at any time, of any Insurance Subsidiary consisting of equity securities (including, without limitation, common and preferred stock, whether or not publicly-traded) shall not be greater than one-third (1/3) of the Statutory Capital and Surplus of such Insurance Subsidiary at such time; and

               (d) with respect to  Investments  in securities  other than those issued or unconditionally guaranteed by the United States Government, the aggregate Investments of any Insurance Subsidiary in the securities of any single issuer shall constitute at all times no more than five percent (5%) of Invested Assets of such Insurance Subsidiary.

     8.6 Restricted Payments. (a) The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise

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
acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

          (i) the Borrower may declare and make dividend payments or other distributions to holders of its common stock, in cash or in shares of its common stock, and may purchase, redeem, retire or otherwise acquire shares of its Capital Stock, in cash or in-kind, in each case provided that, immediately after giving effect thereto, no Default or Event of Default would exist; and

          (ii) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law.

     (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

     8.7  Transactions  with  Affiliates.  The  Borrower  will not, and will not permit  or  cause  any  of its  Subsidiaries  to,  enter  into  any  transaction
(including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

          (i) transactions described on Schedule 8.7 or otherwise expressly permitted under this Agreement; and

          (ii) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

     8.8 Lines of Business. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than (i) the lines of business engaged in by it on the date hereof and businesses and activities reasonably related thereto or (ii) in the case of an Insurance Subsidiary, the sale of any of the insurance products within the lines of business described in
Schedule 8.8.

     8.9 Certain Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Subordinated Indebtedness, the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the

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applicable  interest  rate or amount of any fees or costs  due  thereunder,  (d)
amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, or (ii) amend, modify or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders.

     8.10 Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     8.11 No Other Negative Pledges. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

     8.12 Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

     8.13 Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP or SAP.

     8.14 Best Rating. The Borrower will not permit or cause the rating by A.M. Best & Company of (i) PAIC or (ii) any pooling arrangement in which PAIC is a participant to be lower than "A-" at any time.

     8.15 Reinsurance Agreements. The Borrower will not, and will not permit or cause any of its Insurance Subsidiaries to do any of the following:

          (i) be or become a party to any Reinsurance Agreement (whether in effect as of the Closing Date or at any time thereafter) with any reinsurer that both (1) is not rated

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     "A-" or better by A.M. Best & Company and (2) does not have a claims paying ability rating of "A-" or better by Standard & Poor's or Moody's (any such reinsurer, a "Rating Deficient Reinsurer") unless such Rating Deficient Reinsurer has either (x) provided a letter of credit issued by a United States bank having a long term senior debt rating of "A" or better by Standard & Poor's and Moody's, in favor of the Borrower or the applicable Insurance Subsidiary in an amount equal to or greater than the obligations transferred pursuant to such Reinsurance Agreement, (y) placed the assets transferred by the Insurance Subsidiary pursuant to such Reinsurance Agreement in a trust with a fiduciary and under terms, including investment restrictions consistent with this Agreement, satisfactory to the Agent, or
     (z) otherwise provided collateral in favor of the Borrower or the applicable Insurance Subsidiary in form and amount satisfactory to the Required Lenders; provided, however, that any Insurance Subsidiary may remain a party to a Reinsurance Agreement -------- ------- with a Rating Deficient Reinsurer that has not provided the collateral of the type described in clauses (x), (y) and (z) above (all such Ratings Deficient Reinsurers, collectively, the "Non-Approved Reinursers") provided that (A) as of the end of each fiscal year, the aggregate amount of the Net Amount
     --------  Recoverable  from  Reinsurers  for  the  Insurance   Subsidiaries
     attributable to all Non-Approved Reinsurers as of such year end is not greater than $1,500,000, and (y) for each fiscal year (or portion thereof)
     ending  with  each  fiscal  quarter   thereof,   the  aggregate  amount  of
     Reinsurance Premiums Ceded by the Insurance Subsidiaries during such fiscal year (or portion thereof) to all Non-Approved Reinsurers as of each such quarter ended is not greater than $1,500,000;

          (ii) enter into any Reinsurance Agreements, or make any amendment or modification to or waiver of any Reinsurance Agreements, that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; or

          (iii) be or become a party to any Surplus Relief Reinsurance Agreement if the increase in Combined Statutory and Capital Surplus as a result of or arising from such Surplus Relief Reinsurance Agreement, when added to the increase in Combined Statutory and Capital Surplus as a result of or arising from all other Surplus Relief Reinsurance Agreements theretofore entered into by any Insurance Subsidiary, net of any surplus relief recaptured in respect of such Surplus Relief Reinsurance Agreements, exceeds ten percent (10%) of Combined Statutory and Capital Surplus as of the most recent fiscal year end.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

     9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) The Borrower shall fail to pay any principal of or interest on any Loan, any Reimbursement Obligation, any fee or any other Obligation when due;

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     (b) The  Borrower  shall  fail to  observe,  perform  or  comply  with  any condition, covenant or agreement contained in any of Sections 2.14, 6.1, 6.2, 6.3(g), 6.8, 6.9 or in Article VII or Article VIII;

     (c) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections
(a) and (b) above, and such failure (i) is deemed by the terms of the relevant Credit Document to constitute an Event of Default or (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Agent or any Lender to the Borrower;

     (d) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other
Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

     (e) The Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $5,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

     (f) The  Borrower  or any of its  Subsidiaries  shall (i) file a  voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

     (g) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar

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official  for it or all or a  substantial  part of its  properties  or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

     (h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $1,000,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

     (i) Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, the Borrower and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $1,000,000;

     (j) Any one or more licenses, permits, accreditations or authorizations of the Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

     (k) Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries; the Borrower and its Subsidiaries have incurred or would be reasonably likely to incur liability as a result thereof; and such liability, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; or

     (l) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group, other than Penn Independent Corporation or a group comprised solely of such Persons, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 20% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof (or their replacements approved as herein required).

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     9.2 Remedies:  Termination of Commitments,  Acceleration,  etc. Upon and at
any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitments and the Issuing Lender's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(f) or Section 9.1(g), the Commitments and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(f) or Section 9.1(g), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

     (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Agent, to deposit) with the Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 3.8;

     (d) Take any and all action necessary to obtain, at the Borrower's expense and as soon as reasonably possible, with respect to each Insurance Subsidiary, a current actuarial review and valuation statement of, and opinion as to the adequacy of, such Insurance Subsidiary's loss and loss adjustment expense reserve positions with respect to the insurance business then in force, and covering such other subjects as are customary in actuarial reviews and as may be requested by the Required Lenders, prepared by an independent actuarial firm acceptable to the Required Lenders in accordance with reasonable actuarial assumptions and procedures (the Borrower hereby agreeing to cooperate in connection therewith); and

     (e) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

     9.3 Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind,

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all of which are hereby knowingly and expressly  waived by the Borrower,  to set off and to apply any and all deposits (general or special, time or demand, provisional or final but specifically excluding deposits in trust accounts) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


                                    ARTICLE X

                                    THE AGENT

     10.1 Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

     10.2 Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

     10.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in

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any   manner  to  any  Lender  for  any   recitals,   statements,   information,
representations  or warranties  herein or in any other Credit Document or in any
document,  instrument,   certificate,  report  or  other  writing  delivered  in
connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     10.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

     10.5 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under

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the other Credit Documents and to make such  investigation as it deems necessary to  inform  itself  as  to  the  business,  prospects,  operations,  properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties,
financial  or  other  condition  or  creditworthiness   of  the  Borrower,   its
Subsidiaries  or any other Person that may at any time come into the  possession
of  the  Agent  or  any  of  its   officers,   directors,   employees,   agents,
attorneys-in-fact or Affiliates.

     10.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to Sections 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

     10.7 Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations,

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losses,  damages,  penalties,  actions,  judgments,  suits,  costs,  expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

     10.8 The Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it, the Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     10.9 Successor Agent. The Agent may resign at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth (30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.

     10.10 Issuing Lender. The provisions of this Article (other than Section 10.9) shall apply to the Issuing Lender mutatis mutandis to the same extent as such provisions apply to the Agent.

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                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Fees and Expenses. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in connection with the Agent's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

     11.2 Indemnification. (a) The Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by the Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such

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Indemnified  Person.  All of the foregoing  Indemnified Costs of any Indemnified
Person  shall be paid or  reimbursed  by the  Borrower in  accordance  with this
Section 11.2, as and when incurred and upon demand.

     (b) Promptly upon becoming aware of circumstances that may give rise to an indemnification obligation under this Agreement, the Indemnified Person shall give written notice thereof to the Borrower; provided, however, the failure of any Indemnified Person to so notify the Borrower shall not relieve the Borrower of any indemnification obligation hereunder except to the extent the Borrower demonstrates that the defense of any claim or demand giving rise to indemnification obligations hereunder is materially prejudiced by the failure to give such notice. With respect to any claim in which the Borrower has expressly acknowledged in writing (with reference to this Section 11.2) its obligations to indemnify the Indemnified Persons hereunder, such Indemnified Persons shall give the Borrower the sole and complete opportunity to direct and manage all events, including litigation, from which such an indemnification obligations may arise
(x) the Borrower provides to the Indemnified Person evidence acceptable to such Indemnified Persons that the Borrower will have the financial resources to defend the claim and to fulfill its indemnification obligations hereunder, (y) the Borrower conducts the defense of the claim actively and diligently with counsel reasonably satisfactory to such Indemnified Persons, and (z) if the Borrower is a party to the proceeding, joint representation would not be inappropriate. The Indemnified Person shall cooperate fully with the Borrower in responding to and defending against all claims of any nature giving rise to an indemnification obligation provided that all out-of-pocket expenses incurred by the Indemnified Person shall be paid by the Borrower. If the Borrower assumes the defense of a proceeding with respect to any Indemnified Person, (i) no compromise or settlement of such claims may be effected by the Borrower without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Borrower; and (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. The terms of this Section shall not preclude the Indemnified Person from retaining its own counsel to represent it, but the fees and expenses of such counsel shall be solely the responsibility of the Indemnified Person and shall not be covered by the foregoing indemnity.

     (c) If (i) notice is given to the Borrower of the commencement of any proceeding and the Borrower does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such proceeding, (ii) any of the conditions set forth in clause (x)-(z) of Section 11.2(b) become unsatisfied, or (iii) an Indemnified Person determines in good faith that there is a reasonable probability that a proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person will (upon further notice to the Borrower) have the right to undertake the defense, compromise or settlement of such claim, provided that the Borrower will reimburse the Indemnified Person promptly and periodically for the costs of defending against the claim (including reasonable attorneys' fees and expenses) and the Borrower will remain responsible for any indemnifiable amounts arising from or related to such claim to the fullest extent provided in this
Section 11.2. The Borrower may elect to participate in such proceedings, negotiations or defense at any time at its own expense.

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     11.3 Governing Law; Consent to  Jurisdiction.  THIS AGREEMENT AND THE OTHER
CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     11.4 Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other

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
Credit Document ("Disputes") between or among the Borrower, its Subsidiaries, the Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and the Federal Arbitration Act, Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the Borough of Manhattan, in the City of New York, State of New York. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to any Hedge Agreement that is a Credit Document. The parties do not waive applicable federal or state substantive law except as provided herein.


     (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (ii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and
(iii) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

     11.5 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and

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mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

          (a) if to the Borrower, to 420 South York Road, Hatboro, Pennsylvania 19040 Attention: Rosemary Ferrero, Telecopy No. (215) 443-3603, with a copy to Penn-America Group, Inc., Attention: Garland Pezzuolo, Telecopy No.
     (215) 443-3603;

          (b) if to the Agent, (i) if, at such time, there is a Lender other than First Union or any Affiliate thereof, to First Union National Bank, One First Union Center, DC-4, 301 South College Street, Charlotte, North Carolina 28288-0680, Attention: Syndication Agency Services, Telecopy No.
     (704) 383-0288; and (ii) otherwise, (A) for a Notice of Borrowing, a Notice of Conversion/Continuation and a Letter of Credit Notice, to First Union, at the address for the Lending Office set forth on its signature page hereto, and (B) for all other notices, to First Union, at the address for notices as a Lender set forth on its signature page hereto; and

          (c) if to any Lender, to it at the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

     11.6 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Agent, the Issuing Lender or ainy Lender from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Borrower, and then the same shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

     (a) unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Agent for its own account), or (ii) extend the Maturity Date or any other date (including any scheduled date for the mandatory reduction or termination of any Commitments) fixed for the payment of any principal

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of or interest on any Loan (other than additional interest payable under Section
2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Agent for its own account) or any other Obligations or extend the expiry date of any Letter of Credit beyond the seventh day prior to the Maturity Date;

     (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), or (iii) change any provision of
Section 2.15 or this Section; and

     (c) unless agreed to by the Issuing Lender or the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender or the Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that the Fee Letter and any Hedge Agreement to which any Lender is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

     11.7 Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that
(i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Agent and the Borrower (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $2,500,000 determined by combining the amount of the assigning Lender's outstanding Loans, Letter of Credit Exposure and Unutilized Commitment being assigned pursuant to such assignment (or, if less, the entire Commitment of the assigning Lender), and
(iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and

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Acceptance,  shall have the  rights  and  obligations  of the  assigning  Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

     (b) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrower, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibit A. The Agent will return canceled Notes to the Borrower.

     (d) Each Lender may, without the consent of the Borrower, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation

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that,  when taken together with all other  participations,  if any, sold by such
Lender, covers all of such Lender's rights and obligations under this Agreement,
(iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would
(x) reduce or forgive the  principal  amount of any Loan,  reduce the rate of or
forgive  any  interest  thereon,   or  reduce  or  forgive  any  fees  or  other
Obligations, (y) extend the Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 9.3, and shall be entitled to the benefits  thereto,  to the extent that the Lender  granting  such  participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation
would  have  been   entitled  to  receive  in  respect  of  the  amount  of  the participation made by such Lender to such Participant had such participation not been made.

     (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

     (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 11.13.

     11.8 No Waiver. The rights and remedies of the Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     11.9 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 11.7.

     11.10 Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 10.7, 11.1 and 11.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

     11.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     11.12 Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

     11.13 Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees, agents, auditors, counsel and other professional advisors that such Lender has reasonably determined need to know such information, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party,
(iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 11.7(f).

     11.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

     11.15 Disclosure of Information. The Borrower agrees and consents to the Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

     11.16 Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED JULY 17, 1998 BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                     PENN-AMERICA GROUP, INC.

                                     By:/s/ Jon S Saltzman

                                     Title: President
                                            ----------------------------------













                             (signatures continued)

                                         FIRST UNION NATIONAL BANK, as Agent
                                         and as a Lender
                                         By: __________________________________
Commitment:
$25,000,000                              Title: _______________________________


                                         Instructions for wire
                                         transfers to the Agent:

                                         First Union National Bank
                                         ABA Routing No. 031201467
                                         Charlotte, North Carolina
                                         Account Number: 465906 5101544
                                         Reference: Penn-America Group, Inc.
                                         Attention: Callie Moses

                                         Address for notices as a Lender:

                                         First Union National Bank
                                         Financial Institutions Group
                                         1339 Chestnut Street, PA4819
                                         Philadelphia, Pennsylvania  19101-4819
                                         Attention: Joseph DiFrancesco
                                         Telephone: (215) 973-2944
                                         Telecopy: (215) 786-4114

                                         Lending Office:

                                         First Union National Bank
                                         One First Union Center, 5th Floor
                                         301 South College Street
                                         Charlotte, North Carolina 28288-0735
                                         Attention: Callie Moses
                                         Telephone: (704) 383-9326
                                         Telecopy: (704) 383-7611

                                    EXHIBIT A


                               Borrower's Taxpayer Identification No. 23-2731409

                                  FORM OF NOTE


$___________                                                  ____________, 1998
                                                       Charlotte, North Carolina


     FOR VALUE RECEIVED, PENN-AMERICA GROUP, INC., a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of

     ______________________________  (the  "Lender"),  at the  offices  of First
Union National Bank (the "Agent") located at One First Union Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of _______________, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto, and First Union National Bank, as Agent, the principal sum of

     __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Loans made by the Lender, under the terms and conditions of this promissory note (this "Note") and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Note is one of a series of Notes referred to in the Credit Agreement and is issued to evidence the Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

     In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The
Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.


                                         PENN-AMERICA GROUP, INC.


                                         By: __________________________________

                                         Title: _______________________________

                                   EXHIBIT B-1


                                     FORM OF
                               NOTICE OF BORROWING

                                     [Date]


First Union National Bank
One First Unioin Center, 5th Floor
301 South College Street
Charlotte, North Carolina  28288-0735
Attention: Callie Moses

Ladies and Gentlemen:

     The undersigned, PENN-AMERICA GROUP, INC. (the "Borrower"), refers to the Credit Agreement, dated as of _________________, 1998, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(b) of the Credit Agreement, hereby gives you, as Agent, irrevocable notice that the Borrower requests a Borrowing of Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(b) of the Credit Agreement:

               (i) The aggregate principal amount of the Proposed Borrowing is $_______________.1

               (ii) The Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans].2

               [(iii) The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three/six months].]3

               (iv)  The   Proposed   Borrowing  is  requested  to  be  made  on
          __________________ (the "Borrowing Date").4

1 Amount of Proposed Borrowing must comply with Section 2.2(b) of the Credit Agreement.

2    Select the applicable Typr of Loans

3 Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

          A. Each of the representations and warranties contained in Article V of the Credit Agreement and in the other Credit Documents is and will be true and correct on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

          B. No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

          C. After giving effect to the Proposed Borrowing, the sum of (i) the aggregate principal amount of Loans outstanding, and (ii) the aggregate Letter of Credit Exposure of all Lenders, will not exceed the aggregate Credit Commitment

                                     Very truly yours,

                                     PENN-AMERICA GROUP, INC.


                                     By: ___________________________________

                                     Title: __________________________________



4 Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans) or at least three Business Days after the date hereof (in the case of LIBOR Loans).

                                   EXHIBIT B-2


                                     FORM OF
                        NOTICE OF CONVERSION/CONTINUATION

                                     [Date]


First Union National Bank
One First Unioin Center, 5th Floor
301 South College Street
Charlotte, North Carolina  28288-0735
Attention: Callie Moses

Ladies and Gentlemen:

     The undersigned, PENN-AMERICA GROUP, INC. (the "Borrower"), refers to the Credit Agreement, dated as of _______________, 1998, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 2.11(b) of the Credit Agreement, hereby gives you, as Agent, irrevocable notice that the Borrower requests a [conversion] [continuation]1 of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by Section 2.11(b) of the Credit Agreement:

          (i) The Proposed [Conversion] [Continuation] is requested to be made on _______________.2

          (ii) The Proposed [Conversion] [Continuation] involves $____________3 in aggregate principal amount of Loans made pursuant to a Borrowing on ________________,4 which Loans are presently maintained as
________________________

1    Insert "conversion" or "continuation" throughout the notice, as applicable.


2 Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable to such LIBOR Loans.

3 Amount of Proposed Conversion or Continuation must comply with Section 2.11(a) of the Credit Agreement.

4 Insert the applicable Borrowing Date for the Loans being converted or continued.

     [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans].5

          [(iii) The initial Interest Period for the Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].]6

     The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].

                                    Very truly yours,

                                    PENN-AMERICA GROUP, INC.


                                    By: ___________________________________

                                    Title: __________________________________











5    Complete with the applicable  bracketed  language.

6 Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

                                   EXHIBIT B-3


                                     FORM OF
                             LETTER OF CREDIT NOTICE

                                     [Date]


First Union National Bank
One First Unioin Center, 5th Floor
301 South College Street
Charlotte, North Carolina  28288-0735
Attention: Callie Moses

Ladies and Gentlemen:

     The undersigned, PENN-AMERICA GROUP, INC. (the "Borrower"), refers to the Credit Agreement, dated as of ___________________, 1998, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 3.2 of the Credit Agreement, hereby gives you, as Issuing Lender, irrevocable notice that the Borrower requests the issuance of a Letter of Credit for the account of PAIC under the Credit Agreement, and to that end sets forth below the information relating to such Letter of Credit (the "Requested Letter of Credit") as required by Section 3.2 of the Credit Agreement:

          (i) The Requested Letter of Credit is to be issued for the account of Penn-America Insurance Company, a Wholly Owned Subsidiary of the Borrower.

          (ii) The Business Day on which the Requested Letter of Credit is requested to be issued is _______________.1



          (iii) The Stated Amount of the Requested Letter of Credit is $____________.

          (iv) The expiry date of the Requested Letter of Credit is ____________. [The undersigned requests that the expiry date of the Requested Letter of Credit be subject to extension, on such terms and conditions acceptable to the Issuing Lender, for successive periods of one year or less until such time as the Issuing Lender shall

1 Shall be at least three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) after the date hereof.

     have delivered a notice of nonrenewal to the beneficiary of such Requested Letter of Credit provided that no Requested Letter of Credit shall be renewed for a term that would expire beyond the seventh day prior to the Maturity Date.]2.

          (v) The name and address of the beneficiary of the Requested Letter of Credit is ------------.

     The undersigned agrees to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:

          A. Each of the representations and warranties contained in Article V of the Credit Agreement and in the other Credit Documents is and will be true and correct on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the issuance of the Requested Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

          B. No Default or Event of Default has occurred and is continuing or would result from the issuance of the Requested Letter of Credit; and

          C. After giving effect to the issuance of the Requested Letter of Credit, the sum of (i) the aggregate principal amount of Loans outstanding, and (ii) the aggregate Letter of Credit Exposure of all Lenders, will not exceed the aggregate Commitments.

                                        Very truly yours,

                                        PENN-AMERICA GROUP, INC.


                                        By: ___________________________________

                                        Title: ________________________________



2    Include this clause in case of an "evergreen" Letter of Credit.

                                   EXHIBIT C-1


                                     FORM OF
                             COMPLIANCE CERTIFICATE
                                     (GAAP)


     THIS  CERTIFICATE  is  given  pursuant  to  Section  6.3(a)  of the  Credit
Agreement, dated as of _______________, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among PENN-AMERICA GROUP, INC. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank, as Agent for the Lenders.

     The undersigned hereby certifies that:

     1. [He][She] is the duly elected [chief financial officer][vice president, finance] [principal accounting officer] [treasurer] of the Borrower.

     2. Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [6.1(a)][6.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]1 and fairly present the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby.

     3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

     4. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

1    Insert in the case of quarterly statements.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

     5. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants subject to GAAP set forth in Sections 7.1, 7.2 and 7.3 of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of -------------, ----.


                                     PENN-AMERICA GROUP, INC.


                                     By:      _________________________________

                                     Name:    _________________________________

                                     Title:   _________________________________

                                  ATTACHMENT A

                          COVENANT COMPLIANCE WORKSHEET


             A. Leverage Ratio (Section 7.1 of the Credit Agreement)
                          (shall not exceed 0.35:1.00)


(1) Consolidated Indebtedness as of the date of determination

         (a)      Indebtedness set forth on the
                  Borrower's consolidated balance
                  sheet                          $______________

         (b)      Other Indebtedness of the
                  Borrower or any Subsidiary
                  (Please list separately)

                  PAIC                           $______________
                  PSIC                           $______________
                  (list any others)              $______________

         (c)      Consolidated Indebtedness of the
                  Borrower (sum of Lines 1(a) and 1(b))            $
                                                                    ===========

(2)      Sum of Consolidated Indebtedness and
         Consolidated Net Worth as of the date of determination

         (a)      Consolidated Indebtedness
                  (from Line 1(c) above)         $______________

         (b)      Consolidated Net Worth
                  (from balance sheet, exclusive of
                  Disqualified Capital Stock)    $______________

         (c)      Sum of Lines 2(a) and 2(b)                       $
                                                                    ===========

(3)      Leverage Ratio:
              Divide Line 1(c) by Line 2(c)                         ===========

         B. Consolidated Net Worth (Section 7.2 of the Credit Agreement)
                      (line 1 may not be less than line 3)


(1)      Actual Consolidated Net Worth (as of date of determination) $
                                                                      =========
(2)      Base for calculating required Consolidated Net Worth

         (a)      85% of Consolidated Net Worth as of 6/30/98 $__________

         (b) 50% of aggregate of Consolidated Net Income for each fiscal quarter ending after 6/30/98 (Consolidated Net Income for any such quarter
                  included only if positive)                  $__________

         (c)      75% of aggregate increases from
                  issuance of equity securities               $__________

         (d)      Stock repurchases occurring between
                  6/30/98 and 9/30/992                        $__________

(3)      Required Consolidated Net Worth:
                  (Line 2(a) plus Line 2(b) plus
                  Line 2(c) minus Line 2(d))                         $
                                                                      =========

      C. Fixed Charge Coverage Ratio (Section 7.3 of the Credit Agreement)
                       (shall not be less than 1.25 : 1.0)

(1) Available coverage as of the last day of any period of four consecutive fiscal quarters (the "Measurement Period"):

         (a)      Available Dividend Amount for the
                  Measurement Period (list by
                  Insurance Subsidiary other than
                  Subsidiaries of Insurance
                  Subsidiaries):

                   (i)     PAIC                                $__________

                  (ii)     Other (list separately)             $__________

                 (iii)     Total                               $__________


         (b)      Net Tax Sharing Payments with respect
                  to the Measurement Period

                   (i)     Tax Payments received by Borrower   $__________

                  (ii)     Tax Payments to be received by
                           Borrower                            $__________

                 (iii)     Tax Payments made by Borrower       $__________

                  (iv)     Tax Payments to be made by Borrower $__________

                   (v)     Net Payments (the sum of Lines 1(b)
                           (i) and 1(b)(ii) minus Lines 1(b)
                           (iii) and 1(b)(iv)                  $__________

         (c)      Combined Net Cash Flow of
                  non-Insurance Subsidiaries for the
                  Measurement Period (attach detail)           $__________

         (d)      Holding Company Expenses accrued
                  during the Measurement Period                $__________

         (e)      Available coverage: add Lines
                  1(a)(iii), 1(b)(v) and 1(c), and
                  subtract Line 1(d)                                $
                                                                     ==========
(2)      Fixed Charges:

         (a) Debt Service for the period of four consecutive fiscal quarters immediately following the Measurement Period (the "Pro Forma
                  Period")

                   (i)     Debt Service on the Loans           $__________

                  (ii)     Debt Service on other consolidated
                           Indebtedness                        $__________

                 (iii)     Total Debt Service (add Lines
                           2(a)(i) and 2(a)(ii))               $__________


         (b) Dividends to shareholders of the Borrower for the Pro Forma Period (based upon the most recent
                  quarterly rate)                              $__________

         (c) Stock purchases for the Measurement Period (net of stock repurchases occurring between 6/30/98 and 9/30/99 in the amount
                  of _________3)                               $__________

1    Not to exceed $10,000,000.

         (d)      Fixed Charges:
                      Add Lines 2(a)(iii), 2(b) and 2(c)           $
                                                                    ===========


(3)      Fixed Charge Coverage Ratio:
              Divide Line 1(e) by Line 2(d)                         ===========

                                   EXHIBIT C-2


                                     FORM OF
                             COMPLIANCE CERTIFICATE
                                      (SAP)


     THIS CERTIFICATE is given pursuant to Section 6.3(a) of the Credit Agreement, dated as of ___________________ (as amended, modified, supplemented or restated from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among PENN-AMERICA GROUP, INC. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders") and First Union National Bank, as Agent for the Lenders. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     The undersigned hereby certifies that:

     1. [He] [She] is the duly elected [chief financial officer][vice president, finance] [principal accounting officer] [treasurer] of the Borrower.

     2. Enclosed with this Certificate are copies of the statutory financial statements of each Insurance Subsidiary as of ______________, and for the [_________________-month period] [year] then ended, required to be delivered under Section [6.2(a)] [6.2(b)] [6.2(c)] of the Credit Agreement. Such statutory financial statements have been prepared in accordance with Statutory Accounting Principles and fairly present the financial condition of each Insurance Subsidiary as of the date indicated and the results of operations, changes in capital and surplus and cash flow of each Insurance Subsidiary for the period covered thereby.

     3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

     4. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

     Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

     5. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants subject to SAP set forth in Sections 7.4, 7.5 and 7.6 of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ______ day of ------------, ------.


                                  PENN-AMERICA GROUP, INC.


                                  By:      ____________________________________

                                  Name:    ____________________________________

                                  Title:   ____________________________________

                                  ATTACHMENT A

                          COVENANT COMPLIANCE WORKSHEET


        A. Risk-Based Capital Ratio (Section 7.4 of the Credit Agreement)

(1)      PAIC

         (a)      Applicable Company Action Level
                  RBC4                                             $
                                                                    ===========

         (b)      Minimum total adjusted capital1 the as of the
                  date of determination (multiply Line 1 by 1.50)  $
                                                                    ===========

         (c)      Total adjusted capital as of the
                  determination date                               $
                                                                    ===========

(2)      [Each other Material Insurance Subsidiary
         (excluding Subsidiaries of Insurance
         Subsidiaries)] [Repeat Lines 2(a)-(c) as needed]

         (a)      Applicable Company Action Level RBC              $
                                                                    ===========

         (b)      Minimum total adjusted capital the as of the
                  date of determination (multiply Line 1 by 1.50)  $
                                                                    ===========

         (c)      Total adjusted capital as of the
                  determination date                               $
                                                                    ===========



(1) "Company Action Level RBC" and "total adjusted capital" have the meanings given to such terms in the Risk-Based Capital for Insurers Model Act.

(3)      [Other Material Insurance
         Subsidiaries] [Repeat Lines 3(a)-(c)
         as needed]

         (a)      Applicable Company Action Level RBC              $
                                                                    ===========

         (b)      Minimum total adjusted capital the as of the
                  date of determination (multiply Line 1 by 1.00)  $
                                                                    ===========

         (c)      Total adjusted capital as of the
                  determination date                               $
                                                                    ===========

                    B. Combined Net Premiums to Capital Ratio
                      (Section 7.5 of the Credit Agreement)
                            (not to exceed 2.25:1.00)


(1) Combined Net Written Premiums for the period of four consecutive fiscal quarters then ending

         (a)      PAIC                                 $__________

         (b)      PSIC                                 $__________

         (c)      Other Insurance Subsidiaries         $__________

         (d)      Total (sum of Lines 1(a)-1(c))                   $
                                                                    ===========

(2)      Combined Statutory Capital and Surplus (excluding
         Subsidiaries of Insurance Subsidiaries) as of the date of determination

         (a)      PAIC                                 $__________

         (b)      Other Insurance Subsidiaries         $__________

         (c)      Total (sum of Lines 2(a)-2(b))                   $
                                                                    ===========
(3)      Combined Net Premiums to Capital Ratio:
         Divide Line (1)(d) by Line (2)(c)                         $
                                                                    ===========

                        C. Statutory Capital and Surplus
                      (Section 7.6 of the Credit Agreement)


(1)      Combined Statutory Capital and Surplus as
         of the date of determination                              $
                                                                    ===========

(2)      Minimum Combined Statutory Capital and
         Surplus

         (a)      90% of the combined Statutory
                  Capital and Surplus as of 6/30/98       $
                                                           ===========

         (b)      $78,000,000 plus 50% of
                  aggregate increases in capital
                  for the Insurance Subsidiaries
                  occurring after June 30, 1998           $
                                                           ===========

         (c)      Greater of Lines 2(a) and 2(b)                   $
                                                                    ===========

                                    EXHIBIT D


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


         THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") is made this _____ day of ____________, ____, by and between _________________________ (the "Assignor") and ________________________ (the
"Assignee"). Reference is made to the Credit Agreement, dated as of _______________, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among PENN-AMERICA GROUP, INC. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank, as Agent for the Lenders (the "Agent"). Unless otherwise defined herein, capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

         The Assignor and the Assignee hereby agree as follows:

         1. Assignment and Assumption. Subject to the terms and conditions hereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and, except as expressly provided herein, without representation or warranty by the Assignor, the interest as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents (in its capacity as a Lender thereunder) represented by the percentage interest specified under the heading "Assigned Share" in Item 4 of Annex I (such assigned interest, the "Assigned Share"), including, without limitation, the Assigned Share of all rights and obligations of the Assignor with respect to its Commitment, Letter of Credit Exposure, Note and Loans.

         2. The Assignor. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim, and that as of the date hereof the amount of its Commitment and outstanding Loans (and Letter of Credit Exposure, if applicable) is as set forth in Item 4 of Annex I, (ii) except as set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto.

         3. The Assignee. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements most recently required to have been delivered under Sections 6.1 and 6.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) confirms that it is an Eligible Assignee, (v) appoints and authorizes the Agent to take such actions as agent on its behalf under the Credit Agreement and the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms thereof, together with such other powers and duties as are reasonably incidental thereto, and (vi) agrees that it will perform in accordance with their respective terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender. [To the extent legally entitled to do so, the Assignee will deliver to the Agent, as and when required to be delivered under the Credit Agreement, duly completed and executed originals of the applicable tax withholding forms described in Section 2.17(d) of the Credit Agreement].1

         4. Effective Date. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto, shall be delivered to each of the Agent and the Borrower (and also to the Agent, the processing fee referred to in Section 11.7(a) of the Credit Agreement). The effective date of this Assignment and Acceptance (the "Effective Date") shall be the date designated as the Effective Date in Item 5 of Annex I. As of the Effective Date, (y) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents, and (z) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights under the provisions of the Credit Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Effective
Date) and be released from its obligations under the Credit Agreement and the other Credit Documents.

         5. Payments; Settlement. On or prior to the Effective Date, in consideration of the sale and assignment provided for herein and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount (to be confirmed between the Assignor and the Assignee) that represents the Assigned Share of the principal amount of the Loans made by the Assignor and outstanding on the Effective Date (together, if and to the extent the Assignor and the Assignee so elect, with the Assigned Share of any related accrued but unpaid interest, fees and other amounts). From and after the Effective Date, the Agent will make all payments required to be made by it under the Credit Agreement in respect of the interest assigned hereunder (including, without limitation, all payments of principal, interest and fees in respect of

------------------
1 Insert if the Assignee is organized under the laws of a jurisdiction outside the United States.

the Assigned Share of the Assignor's Commitment and Loans assigned hereunder) directly to the Assignee. The Assignor and the Assignee shall be responsible for making between themselves all appropriate adjustments in payments due under the Credit Agreement in respect of the period prior to the Effective Date. All payments required to be made hereunder or in connection herewith shall be made in Dollars by wire transfer of immediately available funds to the appropriate party at its address for payments designated in Annex I.

         6. Governing Law. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina (without regard to the conflicts of laws principles thereof).

         7. Entire Agreement. This Assignment and Acceptance, together with the Credit Agreement and the other Credit Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

         8. Successors and Assigns. This Assignment and Acceptance shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         9. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Assignment and Acceptance to be executed by their duly authorized officers as of the date first above written.


                                   ASSIGNOR:

                                   --------------------------------
                                   By: ___________________________________

                                   Title: __________________________________



                                   ASSIGNEE:

                                   --------------------------------


                                   By: ___________________________________

                                   Title: __________________________________



Accepted this _______ day of ______________, 19___:

FIRST UNION NATIONAL BANK, as Agent


By: ___________________________________

Title: __________________________________


Consented and agreed to:

PENN-AMERICA GROUP, INC.


By: ___________________________________

Title: __________________________________

                                     ANNEX I


1.       Borrower:         Penn-America Group, Inc.

2.       Name and Date of Credit Agreement:

         Credit Agreement, dated as of _________________, 1998, among Penn-America Group, Inc., certain Lenders from time to time parties thereto, and First Union National Bank, as Agent.

3.       Date of Assignment and Acceptance:  ________________, 19___.

4.       Amounts:

                                                                                                      Aggregate
                                                                                   Amount of        for Assignor
                                                   Aggregate          Assigned     Assigned      (after assignment)
                                                 for Assignor          Share2       Share

(a)    Commitment                               $_________             _____%     $________        $___________

(b)    Loans3                                   $_________             _____%     $________        $___________

(c)    Letter of Credit Exposure                $_________             _____%     $________        $___________

5.       Effective Date:  ___________________, 19___. (4)

6.       Addresses for Payments:

         Assignor:                  _________________________________
                                    =================================
                                    Attention: ___________________
                                    Telephone: __________________
                                    Telecopy: ___________________
                                    Reference: __________________


(2)  Percentage taken up to a ten decimal places, if necessary.

(3)  Insert amounts outstanding as of the date of the Assignment and Acceptance.

(4) Shall be a date not less than five Business Days after the date of the Assignment and Acceptence.

         Assignee:                  _________________________________
                                    =================================
                                    Attention: ___________________
                                    Telephone: __________________
                                    Telecopy: ___________________
                                    Reference: __________________


7.       Addresses for Notices:

         Assignor:                  _________________________________
                                    =================================
                                    Attention: ___________________
                                    Telephone: __________________
                                    Telecopy: ___________________

         Assignee:                  _________________________________
                                    =================================
                                    Attention: ___________________
                                    Telephone: __________________
                                    Telecopy: ___________________

8.       Lending Office of Assignee:
         =================================
         ---------------------------------
         Attention: ___________________
         Telephone: __________________
         Telecopy: ___________________

                                    EXHIBIT F


                                     FORM OF
                         FINANCIAL CONDITION CERTIFICATE


         THIS FINANCIAL CONDITION CERTIFICATE is delivered pursuant to Section 4.1(j) of the Credit Agreement, dated as of September ___, 1998 (the "Credit Agreement"), among PENN-AMERICA GROUP, INC., a Pennsylvania corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank, as Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

         The undersigned hereby certifies for and on behalf of the Borrower as follows:

         1. Capacity. The undersigned is, and at all pertinent times mentioned herein has been, the duly qualified and acting chief financial officer of the Borrower, and in such capacity has responsibility for the management of the Borrower's financial affairs and for the preparation of the Borrower's financial statements. The undersigned has, together with other officers of the Borrower, acted on behalf of the Borrower in connection with the negotiation and consummation of the Credit Agreement and the consummation of the transactions contemplated thereby.

         2. Procedures. For purposes of this Certificate, the undersigned has, as of or prior to the date hereof, undertaken the following activities in connection herewith:

         2.1      The undersigned has carefully reviewed the following:

                    (a)  the contents of this Certificate;

                    (b)  the  Credit  Agreement   (including  the  exhibits  and
                         schedules thereto);

                    (c) the audited consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of December 31, 1995, 1996 and 1997, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal years then ended, each certified by KPMG Peat Marwick LLP;

                    (d) the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of June 30, 1998, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the six-month period then ended; and

         2.2 Additionally, in preparation for the consummation of the transactions contemplated by the Credit Agreement, the undersigned has prepared or supervised the preparation of and has reviewed (i) an unaudited consolidated balance sheet of the Borrower as of June 30, 1998, a copy of which balance sheet (together with the supporting detail and underlying assumptions) is attached hereto as Annex A (the "Pro Forma Balance Sheet"), and (ii) annual projected balance sheets and statements of income and cash flows of the Borrower on a consolidated basis for the five-year period ending December 31, 2002, copies of which projected financial statements (together with the supporting detail and underlying assumptions) are attached hereto as Annex B (the "Projections").

         2.3 The undersigned, together with the other officers and personnel of the Borrower who were involved in the preparation of the Pro Forma Balance Sheet and the Projections, have relied on historical financial and other information and upon information with respect to sales, costs and other data obtained in discussions with executive officers of the Borrower and other officers and supervisory personnel directly responsible for the various operations involved. The undersigned has reexamined the Pro Forma Balance Sheet and the Projections as of the date hereof, and has considered the continuing reasonableness of the assumptions set forth therein and the effect thereon of any changes since the date of preparation thereof on the financial condition set forth and the results projected therein.

         2.4 The undersigned has made inquiries of certain other officers and personnel of the Borrower with responsibility for financial and accounting matters regarding (i) whether the unaudited financial statements described in paragraph 2.1(d) above and the Pro Forma Balance Sheet are in conformity with GAAP applied on a basis consistent with that of the audited financial statements described in paragraph 2.1(c) above (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments), and whether notes omitted from such unaudited financial statements and the Pro Forma Balance Sheet would have disclosed any new information that would be necessary to make the statements contained therein not misleading, and (ii) whether such persons were aware of any events or conditions that, as of the date hereof, would cause the statements made in paragraph 3 below to be untrue.

         2.5 With respect to any contingent liabilities of the Borrower on a pro forma basis after giving effect to the transactions contemplated by the Credit Agreement, the undersigned:

                    (a) has inquired of certain officers and other personnel of the Borrower who have responsibility for the legal, financial and accounting affairs of the Borrower, as to the existence and estimated amounts of all contingent liabilities known to them;

                    (b) has confirmed with senior accounting officers of the Borrower that, to the best of such officers' knowledge,
                         (i) all appropriate items have been included in contingent liabilities made known to the undersigned in the course of the inquiry of the undersigned in connection herewith, and (ii) the amounts relating thereto were the maximum estimated amounts of liability reasonably likely to result therefrom as of the date hereof, and

                    (c) confirms that, to the best of his knowledge, all material contingent liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks, and other relevant contingencies and circumstances have been considered in making the certification set forth herein, and with respect to each such contingent liability the maximum estimated amount of liability with respect thereto was used in making such certification.

         2.6 The undersigned has conferred with counsel to the Borrower for the purpose of discussing the meaning of the contents of this Certificate.

         3. Certifications. Based on the foregoing, the undersigned hereby certifies as follows:

         3.1 The Pro Forma Balance Sheet attached hereto as Annex A gives pro forma effect to the consummation of the transactions contemplated by the Credit Agreement, all as if such events had occurred on June 30, 1998. The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower and its Subsidiaries on an unaudited pro forma consolidated basis as of the date set forth therein after giving effect to the consummation of the transactions contemplated by the Credit Agreement as described above.

         3.2 The Projections attached hereto as Annex B give effect to the consummation of the transactions contemplated by the Credit Agreement. In the opinion of the undersigned, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries, subject to the uncertainties and approximations inherent in any projections.

         3.3 After giving effect to the transactions contemplated by the Credit Agreement, all material accounts and other liabilities of the Borrower and its Subsidiaries are current and not past due.

         3.4 Neither the Borrower nor any Subsidiary is insolvent now, and the incurrence by the Borrower and each Subsidiary of its liabilities and obligations pursuant to the Credit Agreement and the other Credit Documents will not render it insolvent. The undersigned understands that, in this context, (i) "insolvent" means that the present fair saleable value of assets is less than the amount that will be required to be paid on or in respect of the existing debts as such debts mature, (ii) "fair value" of assets means the aggregate amount that could be realized within a reasonable time, either through collection or sale of such assets at the regular market value as an ongoing business, conceiving of the latter as the amount that could be obtained for the property in question within such period by a capable and diligent seller from an interested buyer who is willing to purchase under ordinary selling conditions, and (iii) "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, including any guaranty or other contingent obligation. The foregoing is supported by an analysis of the Pro Forma Balance Sheet. A valuation of the Borrower and its Subsidiaries, on the basis thereof and with reasonable allowance for error, would reflect the net worth of the Borrower and its Subsidiaries (on a consolidated basis) in the aggregate (excess of fair value of assets over liabilities) as not less than $90,000,000.

         3.5 The undersigned reasonably believes that, by the incurrence of its liabilities and obligations pursuant to the Credit Agreement and the other Credit Documents neither the Borrower nor any Subsidiary will incur debts beyond its ability to pay as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debts). The foregoing conclusion is based in part on the Projections, which demonstrate that the cash flow of the Borrower and its Subsidiaries, after taking into account all anticipated uses of cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of Indebtedness of each such Person when such amounts are required to be paid (including without limitation scheduled payments pursuant to the Credit Agreement). The undersigned has concluded that the realization of current assets in the ordinary course of business should be sufficient to pay recurring current debt, short-term debt and long-term debt as such debts mature, that the cash flow (including earnings plus non-cash charges to earnings) should be sufficient to provide cash necessary to repay loans made under the Credit Agreement and other long-term indebtedness as such debt matures, and that the Borrower should have sufficient availability under the Credit Agreement to satisfy its working capital and short-term liquidity requirements.

         3.6 After giving effect to the consummation of the transactions contemplated by the Credit Agreement, the assets of the Borrower and each Subsidiary do not constitute "unreasonably small capital" (within the meaning of Section 548(a) of the Bankruptcy Code, 11 U.S.C. Section 548(a)) for such Person to carry on its business as now conducted and as proposed to be conducted, taking into account the particular capital requirements of the business conducted and to be conducted by it and the availability of capital in respect thereof (with reference to, without limitation, the Projections and the Borrower's available credit capacity).

         3.7 Neither the Borrower nor any Subsidiary has executed the Credit Agreement or any other documents mentioned therein, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors of such Person.

         3.8 The statements made herein by the undersigned are based upon the personal knowledge of the undersigned, or upon reports and other information given to the undersigned by supervisory personnel of the Borrower having responsibility for the reports and information given, and who in the opinion of the undersigned are reliable and entitled to be relied upon. The statements made herein are made in good faith and, to the best of the knowledge and belief of the undersigned, and subject to the assumptions set forth in Annexes A and B, are reasonable in all material respects.

         3.9 The undersigned understands that the Lenders have performed their own review and analysis of the financial condition of the Borrower, but that the Lenders are relying on the foregoing statements in connection with the extension of credit to the Borrower pursuant to the Credit Agreement.

         Executed this ___ day of September, 1998.



                                  -----------------------------------------
                                  Chief Financial Officer
                                  PENN-AMERICA GROUP, INC.

                         FINANCIAL CONDITION CERTIFICATE

                                     ANNEX A

                            PENN-AMERICA GROUP, INC.
                             Pro Forma Balance Sheet


                                 [see attached]

                         FINANCIAL CONDITION CERTIFICATE

                                     ANNEX B

                            PENN-AMERICA GROUP, INC.
                                   Projections


                                 [see attached]

                             Penn-America Group, Inc
                          Governmental and Third Party
                              Authorization Permits
                                  Schedule 5.4a


                                      NONE

                          ADMISSION APPLICATINO STATUS
                        LAST REVISION: February 22, 1999

              ==========================================================================================================

                                                                     PENN-AMERICA

              ==========================================================================================================
                                            SURPLUS       APP
              STATE              ADMITTED    LINES        DIFF *                         NOTES
              ----------------------------------------------------------------------------------------------------------
              Alabama             5/14/96
              ----------------------------------------------------------------------------------------------------------
              Alaska              6/7/96
              ----------------------------------------------------------------------------------------------------------
              Arizona             4/1/96
              ----------------------------------------------------------------------------------------------------------
              Arkansas                      5/18/95           2
              ----------------------------------------------------------------------------------------------------------
              California         00/00/83
              ----------------------------------------------------------------------------------------------------------
              Colorado            1/17/95
              ----------------------------------------------------------------------------------------------------------
              Connecticut                  10/31/89           3      App. received; Filing window 3/31 to 10/31
              ----------------------------------------------------------------------------------------------------------
              Delaware            4/5/79
              ----------------------------------------------------------------------------------------------------------
              DC                                  X           2
              ----------------------------------------------------------------------------------------------------------
              Florida                             X          3+
              ----------------------------------------------------------------------------------------------------------
              Georgia                             X           2
              ----------------------------------------------------------------------------------------------------------
              Hawaii              4/15/97
              ----------------------------------------------------------------------------------------------------------
              Idaho               1/8/96
              ----------------------------------------------------------------------------------------------------------
              Illinois           10/10/97
              ----------------------------------------------------------------------------------------------------------
              Indiana            12/31/97
              ----------------------------------------------------------------------------------------------------------
              Iowa               11/17/97
              ----------------------------------------------------------------------------------------------------------
              Kansas              1/31/97
              ----------------------------------------------------------------------------------------------------------
              Kentucky            1/19/95
              ----------------------------------------------------------------------------------------------------------
              Louisiana                           X          2+
              ----------------------------------------------------------------------------------------------------------
              Maine                               X          2+
              ----------------------------------------------------------------------------------------------------------
              Maryland                            X                  App. received
              ----------------------------------------------------------------------------------------------------------
              Massachusetts                       X          3+
              ----------------------------------------------------------------------------------------------------------
              Michigan           10/13/95
              ----------------------------------------------------------------------------------------------------------
              Minnesota           5/3/91
              ----------------------------------------------------------------------------------------------------------
              Mississippi         11/1/98                     1
              ----------------------------------------------------------------------------------------------------------
              Missouri               X
              ----------------------------------------------------------------------------------------------------------
              Montana             11/3/97
              ----------------------------------------------------------------------------------------------------------
              Nebraska               X
              ----------------------------------------------------------------------------------------------------------
              Nevada             10/26/95
              ----------------------------------------------------------------------------------------------------------
              N. Hampshire                     9/1/94         3
              ----------------------------------------------------------------------------------------------------------
              N. Jersey                           X           3
              ----------------------------------------------------------------------------------------------------------
              N. Mexico                        7/3/95         3      Admission app filed 6/26/98
              ----------------------------------------------------------------------------------------------------------
              N. York             5/24/95
              ----------------------------------------------------------------------------------------------------------
              N. Carolina                         X           2      Admission app filed 4/2/98 - Not expecting intial review
                                                                       until 8/98; Initial review to be completed by January, 1999
              ----------------------------------------------------------------------------------------------------------
              N. Dakota              X
              ----------------------------------------------------------------------------------------------------------
              Ohio                   X
              ----------------------------------------------------------------------------------------------------------
              Oklahoma                            X                  App. received
              ----------------------------------------------------------------------------------------------------------
              Oregon                 X
              ----------------------------------------------------------------------------------------------------------
              Pennsylvania           X
              ----------------------------------------------------------------------------------------------------------
              Rhode Island                        X           2
              ----------------------------------------------------------------------------------------------------------
              S. Carolina                         X           2
              ----------------------------------------------------------------------------------------------------------
              S. Dakota              X
              ----------------------------------------------------------------------------------------------------------
              Tennessee           9/18/98                     2      App filed 6/2/98
              ----------------------------------------------------------------------------------------------------------
              Texas                               X           3
              ----------------------------------------------------------------------------------------------------------
              Utah                1/15/98
              ----------------------------------------------------------------------------------------------------------
              Vermont                             X          3+
              ----------------------------------------------------------------------------------------------------------
              Virginia                            X          3+      App. received
              ----------------------------------------------------------------------------------------------------------
              Washington             X
              ----------------------------------------------------------------------------------------------------------
              W. Virginia                         X           2      App. received
              ----------------------------------------------------------------------------------------------------------
              Wisconsin           6/28/96
              ----------------------------------------------------------------------------------------------------------
              Wyoming                             X           1      App. received
              ----------------------------------------------------------------------------------------------------------
                   Totals           30           21
              ==========================================================================================================

         Notes:
          1) "X" indicates that the state has been addmitted or approved for more than five years
          2) * Application difficulty: Range of 1 to 3 (3 being the most difficult)

                          ADMISSION APPLICATION STATUS
                        Last Revision: February 22, 1999

=================================================================================================================================

                                                                   Penn-Star

=================================================================================================================================
                                   SURPLUS      APP     SEASONING
 STATE               ADMITTED       LINES      DIFF      REQ'S.               NOTES
------------------------------------------------------------------------------------------------------------------------------
Alabama                                                             App.received; No deadline - but now is good time for them
------------------------------------------------------------------------------------------------------------------------------
Alaska
------------------------------------------------------------------------------------------------------------------------------
Arizona                            8/18/97                          App. filed 5/28/97; S/L approval received
------------------------------------------------------------------------------------------------------------------------------
Arkansas                                         2        3 yrs     App. received
------------------------------------------------------------------------------------------------------------------------------
California           11/18/97                                       App. filed 4/4/97
------------------------------------------------------------------------------------------------------------------------------
Colorado                                                            S/L app filing window 3/1 to7/1
------------------------------------------------------------------------------------------------------------------------------
Connecticut                                      3                  App. received;  Filing window 3/31 to 10/31.
                                                                      Plan to file 2nd Qtr. '98
------------------------------------------------------------------------------------------------------------------------------
Delaware
------------------------------------------------------------------------------------------------------------------------------
DC                                               2        2 yrs     App. received
------------------------------------------------------------------------------------------------------------------------------
Florida                                         3+        3 yrs
------------------------------------------------------------------------------------------------------------------------------
Georgia               7/1/98                     2        0 yrs
------------------------------------------------------------------------------------------------------------------------------
Hawaii
------------------------------------------------------------------------------------------------------------------------------
Idaho
------------------------------------------------------------------------------------------------------------------------------
Illinois             10/10/97
------------------------------------------------------------------------------------------------------------------------------
Indiana                            5/19/98
------------------------------------------------------------------------------------------------------------------------------
Iowa                                                                App. withdrawn 11/6  Requested Surplus Lines app.
------------------------------------------------------------------------------------------------------------------------------
Kansas                             5/19/98
------------------------------------------------------------------------------------------------------------------------------
Kentucky                           6/18/98      2+
------------------------------------------------------------------------------------------------------------------------------
Louisiana                                                           App. received
------------------------------------------------------------------------------------------------------------------------------
Maine                                            2        0 yrs     App. received
------------------------------------------------------------------------------------------------------------------------------
Maryland             5/22/98
------------------------------------------------------------------------------------------------------------------------------
Massachusetts                                   3+        5 yrs     App. received
------------------------------------------------------------------------------------------------------------------------------
Michigan
------------------------------------------------------------------------------------------------------------------------------
Minnesota                                                           App. ordered 3/18; Had moratorium, currently lifted.
                                                                      Aprox. 6-9 mo. process.
------------------------------------------------------------------------------------------------------------------------------
Mississippi                        11/1/98       1        2 yrs
------------------------------------------------------------------------------------------------------------------------------
Missouri
------------------------------------------------------------------------------------------------------------------------------
Montana              9/25/98
------------------------------------------------------------------------------------------------------------------------------
Nebraska                                                            No deadline - aprox 6 mo. process
------------------------------------------------------------------------------------------------------------------------------
Nevada                                                              Application tentatively approved 12/28/98
------------------------------------------------------------------------------------------------------------------------------
N. Hampshire                                     3        5 yrs     App. received
------------------------------------------------------------------------------------------------------------------------------
N. Jersey                                        3    3 yrs - flexible          App. received
------------------------------------------------------------------------------------------------------------------------------
N. Mexico                          2/17/99       3        3 yrs     S/L app. tentatively approved 2/17/99
------------------------------------------------------------------------------------------------------------------------------
N. York
------------------------------------------------------------------------------------------------------------------------------
N. Carolina                       12/31/97       2        3 yrs
------------------------------------------------------------------------------------------------------------------------------
N. Dakota                                                           App received; Window between 4/1 and 6/30
------------------------------------------------------------------------------------------------------------------------------
Ohio                                                                App received; Deadline was 6/30 - Admission committee decided to complete app by 1/98.
------------------------------------------------------------------------------------------------------------------------------
Oklahoma             3/10/98
------------------------------------------------------------------------------------------------------------------------------
Oregon
------------------------------------------------------------------------------------------------------------------------------
Pennsylvania          2/1/97
------------------------------------------------------------------------------------------------------------------------------
Rhode Island                                     2                  App. received
------------------------------------------------------------------------------------------------------------------------------
S. Carolina          12/15/98                    2        0 yrs
------------------------------------------------------------------------------------------------------------------------------
S. Dakota                                                           App. received
------------------------------------------------------------------------------------------------------------------------------
Tennessee                          5/1/98        2
------------------------------------------------------------------------------------------------------------------------------
Texas                                            3        0 yrs     App. received
------------------------------------------------------------------------------------------------------------------------------
Utah                                                                App. received
------------------------------------------------------------------------------------------------------------------------------
Vermont                                         3+                  App. received
------------------------------------------------------------------------------------------------------------------------------
Virginia                           9/17/98       3
------------------------------------------------------------------------------------------------------------------------------
Washington           8/28/97
------------------------------------------------------------------------------------------------------------------------------
W. Virginia                                      2        5 yrs     App. received; No deadline, aprox. 1 1/2 year process
------------------------------------------------------------------------------------------------------------------------------
Wisconsin
------------------------------------------------------------------------------------------------------------------------------
Wyoming                                          2        2 yrs     App. received
------------------------------------------------------------------------------------------------------------------------------
      Totals            9             8
==============================================================================================================================

  Notes:
    1) * Application difficulty: Range of 1 to 3 (3 being the most difficult)

                            Penn-America Group, Inc.
                               List of Subsidiary
                                  Schedule 5.7

                            Penn-America Group, Inc


                                                       Owns 100%


                           Penn-America Insurance Co


                                                       Owns 100%


                             Penn-Star Insurance Co

                                  Schedule 5.18
                               Material Contracts

     Borrower and/or its Subsidiaries are parties to the following material contracts:

(1)  Amended  Agency  Agreement  between  Penn-America   Insurance  Company  and
     Carnegie General Agency, effective March 1, 1998 (1), providing for general agency services from Carnegie to Penn-America;

(2) Amended Cost Sharing Agreement between Penn-America Group, Inc. and Penn Independent Corporation, effective January 1, 1998, regarding the sharing of certain operating and employment costs;

(3) Amended Investment Advisory Agreement between and among Penn-America Insurance Company, Penn-Star Insurance Company and Carl Domino Associates, L.P., effective September 1, 1997, providing for investment advisory services from Carl Domino to Penn-America and Penn-Star;

(4) Investment Management Agreement between and among Penn-America Insurance Company, Penn-Star Insurance Company and General Re-New England Asset Management, Inc., effective April 15, 1997, providing for investment advisory services from New England to Penn-America and Penn-Star;

(5) Lease Agreement between Penn-America Group, Inc. and Irvin Saltzman and Marion-Louise Saltzman, effective June 30, 1995 through June 30, 2000, providing for the lease of office space by Penn-America from Irvin Saltzman and Marion-Louise Saltzman.




          (1)  Unless   otherwise   indicated,   all  material   contracts   are
               continuously effective unless terminated in writing by either party to the agreement.

                            Penn-America Group, Inc.
                               Liens In Existence
                                  Schedule 8.3

                                      NONE

                            Penn-America Group, Inc.
                        Investment (per Credit Agreement)
                                  Schedule 8.5

                                      NONE

                            Penn-America Group, Inc.
                             Reinsurance Agreements
                             (Per Credit Agreement)
                                  Schedule 5.19

                                      NONE

                            Penn-America Group, Inc.
                                  Indebtedness
                                  Schedule 8.2

                           Capital Lease as of 8/31/98

                          Asset           2,084,272.00

                          Obligation      2,122,172.00

                            Penn-America Group, Inc.
                          Transactions with Affiliates
                                  Schedule 8.7

                                      NONE

                            Penn-America Group, Inc.
                                Lines of Business
                                  Schedule 8.8

                Fire
                Allied Lines
                Commercial Multi Peril
                Inland marine
                Other Liability - Occurrence
                Product Liability - Occurrence
                Private Passenger Auto Liability
                Commercial Auto Liability
                Auto Physical Damage

                             Penn-America Group Inc.
                          Transactions with Affiliates
                                  Schedule 8.7

                                      NONE

                             Penn-America Group, Inc
                                Lines of Business
                                  Schedule 8.8

                Fire
                Allied Lines
                Commercial Multi Peril
                Inland marine
                Other Liability - Occurrence
                Product Liability - Occurrence
                Private Passenger Auto Liability
                Commercial Auto Liability
                Auto Physical Damage